UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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UNITED STATIONERS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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United Stationers Inc. One Parkway North Boulevard, Suite 100 Deerfield, Illinois 60015

April 4, 2007

Dear Stockholder:

On behalf of the Board of Directors and management of United Stationers Inc., I cordially invite you to attend the 2007 Annual Meeting of Stockholders. The Annual Meeting will be held on Wednesday, May 9, 2007, at 2:00 p.m. Central Time, at the Company’s offices located at One Parkway North Boulevard, Deerfield, Illinois.

At this year’s Annual Meeting, the matters to be considered by stockholders are the election of two directors each to serve for a three-year term expiring in 2010, the ratification of the selection of the Company’s independent registered public accountants for 2007, and the transaction of such other business as may properly come before the meeting. The Board of Directors of the Company has determined that approval of the proposed slate of director nominees and ratification of the selection of independent registered public accountants is in the best interest of the Company and its stockholders, and has unanimously recommended a vote “FOR” election of these nominees and “FOR” ratification of the selection of independent registered public accountants.

Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying Proxy Statement and vote promptly. To ensure that your shares are represented at the meeting, we recommend that you submit a proxy with your voting instructions by telephone, through the Internet or by completing, signing, dating and mailing your proxy card in accordance with the instructions provided on it. This way, your shares will be voted even if you are unable to attend the meeting. This will not, of course, limit your right to attend the meeting or prevent you from voting in person at the meeting if you wish to do so.

Your directors and management look forward to personally meeting those of you who are able to attend.

Sincerely yours,

Frederick B. Hegi, Jr.
Chairman of the Board

United Stationers Inc. One Parkway North Boulevard, Suite 100 Deerfield, Illinois 60015
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
MAY 9, 2007

The 2007 Annual Meeting of Stockholders of United Stationers Inc. will be held on Wednesday, May 9, 2007, at 2:00 p.m. Central Time, at the Company’s offices located at One Parkway North Boulevard, Deerfield, Illinois for the following purposes:

1.	To elect two Class III directors each to serve for a three-year term expiring in 2010;

2.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accountants for 2007; and

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The record date for the Annual Meeting is the close of business on Monday, March 12, 2007. Only stockholders of record as of that time and date are entitled to notice of, and to vote at, the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company’s offices at One Parkway North Boulevard, Deerfield, Illinois during normal business hours for ten days prior to the Annual Meeting.

Your vote is important. Whether or not you plan to be present in person at the meeting, you are urged to submit a proxy with your voting instructions as promptly as possible. Record holders of the Company’s Common Stock as of the record date may submit their proxies with voting instructions by using a toll-free telephone number (within the U.S. or Canada) or by using the Internet. Instructions relating to these convenient services are described on the enclosed proxy card. Of course, you also may submit a proxy containing your voting instructions by completing, signing, dating and returning the enclosed proxy card in the U.S. postage-prepaid envelope provided with these materials.

By Order of the Board of Directors,

Eric A. Blanchard
Secretary

April 4, 2007

United Stationers Inc.
One Parkway North Boulevard, Suite 100
Deerfield, Illinois 60015

PROXY STATEMENT
APRIL 4, 2007

PROXY AND VOTING INFORMATION

The Board of Directors of United Stationers Inc. (referred to as “we” or the “Company” in this Proxy Statement) is soliciting your proxy for use at our 2007 Annual Meeting of Stockholders and any adjournments or postponements thereof (the “Annual Meeting”). This Proxy Statement and the enclosed proxy card are first being mailed to our stockholders on or about April 4, 2007.

Who May Vote

Holders of record of our Common Stock at the close of business on Monday, March 12, 2007 (the “Record Date”) may vote at the Annual Meeting. On that date, 29,620,350 shares of our Common Stock were issued and outstanding. Each share entitles the holder to one vote.

How to Vote

If you are a holder of record of our Common Stock (that is, the shares are registered by our transfer agent directly in your own name) on the Record Date, you may submit a proxy with your voting instructions, by the respective applicable deadline shown on the accompanying proxy card, using any of the following methods:

•	By Telephone: Call 1-888-693-8683 on a touch-tone telephone from anywhere within the United States or Canada and follow the instructions on your proxy card for voting by telephone.

•	Through the Internet: Go to the website http://www.cesvote.com and follow the instructions printed on your proxy card.

•	By Mail: Complete, sign, date and mail the proxy card in the enclosed envelope.

If you choose to submit your proxy with voting instructions by telephone or through the Internet, you will be required to provide your assigned control number shown on your proxy card before your proxy and voting instructions will be accepted. In addition to the instructions that appear on the enclosed proxy card, step-by-step instructions will be provided by recorded telephone message and at the designated website on the Internet. Once you have indicated how you want to vote in accordance with those instructions, you will receive confirmation that your proxy has been submitted successfully by telephone or through the Internet.

If you hold your shares of our Common Stock in “street name” through a broker, bank, custodian, fiduciary or other nominee, you should review the separate voting form supplied by that firm to determine whether and how you may vote by mail, telephone or through the Internet. To vote these shares, you must use the appropriate voting form or toll-free telephone number or website address specified on that firm’s voting form for beneficial owners.

How Proxies Work

Giving your proxy means that you authorize the persons named as proxies to vote your shares at the Annual Meeting in the manner you direct. If you hold any shares in the Company’s Employee Stock Purchase Plan (“ESPP”), your proxy (whether given by mailing the proxy card or voting by telephone or through the Internet) will also serve as voting instructions to Computershare Trust Company, as nominee holder under the ESPP, with respect to the shares allocated to your account in the ESPP.

If you sign and return a proxy card, or use telephone or Internet voting, but do not specify how you want to vote your shares, the proxies will vote your shares “FOR” the election of each of the two director nominees and “FOR” the ratification of Ernst & Young LLP as the Company’s independent registered public accountants for 2007. If you specify how you want to vote your shares on some matters but not others, the proxies will vote your shares as directed on the matters that you specify and “FOR” approval of the other matters described in this proxy statement. However, if you hold shares in the ESPP, Computershare Trust Company, as nominee holder under the ESPP, will not vote shares allocated to your ESPP account unless you indicate your voting instructions. The proxies will also vote your shares in their discretion on any other business that may properly come before the meeting.

Revocation of Proxies

If you have voted by submitting a proxy, you may revoke your proxy at any time before it is exercised at the Annual Meeting by any of the following methods:

•	Submitting a new proxy card that is properly signed with a later date;

•	Voting again at a later date by telephone or through the Internet — your latest voting instructions submitted before the deadline for telephone or Internet voting, 11:59 p.m. Eastern Time on May 8, 2007, will be counted and your earlier instructions revoked;

•	Sending a properly signed written notice of your revocation to the Secretary of the Company at United Stationers Inc., One Parkway North Boulevard, Suite 100, Deerfield, Illinois 60015-2559; or

•	Voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself revoke an earlier submitted proxy.

A new proxy card with a later date or written notice of revocation shall not constitute a revocation of a previously submitted proxy unless it is received by the Secretary of United Stationers Inc. before the previously submitted proxy is exercised at the Annual Meeting.

Quorum

To conduct the business of the Annual Meeting, we must have a quorum. Under our current Bylaws, a quorum for the Annual Meeting requires the presence, in person or by proxy, of the holders of a majority of the 29,620,350 shares of our Common Stock issued and outstanding on the Record Date.

In general, a broker who holds securities as a nominee in street name has limited authority to vote on matters submitted at a stockholders’ meeting in the absence of specific instructions from the beneficial owner. In the absence of instructions from the beneficial owner or authorization from the National Association of Securities Dealers, Inc. (the “NASD”) to vote on specific matters without the need to obtain instructions from the beneficial owner, a broker will specify a “non-vote” on those matters. Typically, however, brokers are permitted by the NASD to vote for the election of directors and the ratification of the selection of accountants if they have not received instructions from the beneficial owner. Under Delaware law and our Bylaws, we count instructions to withhold voting authority for director nominees, any abstentions and broker non-votes as present at meetings of our stockholders for the purpose of determining the presence of a quorum.

Required Votes

Assuming a quorum is present, the nominees for director will be elected by a plurality of the votes cast at the Annual Meeting. This means that the two nominees who receive the greatest number of votes will be elected as directors. Broker non-votes and instructions to withhold authority to vote for one or more nominees are not counted for this purpose and will not affect the outcome of this election.

Assuming a quorum is present, ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accountants will require the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote on such matter. Abstentions will be counted as represented and entitled to vote for purposes of determining the total number of shares that are represented and entitled to vote with respect to this proposal. As a result, an abstention from voting on this proposal will have the same effect as a vote “AGAINST” the matter. Broker non-votes will not be considered as represented and entitled to vote with respect to this proposal and will have no effect on the voting on this matter.

We do not know of any other matters to be submitted for stockholder action at the Annual Meeting.

Costs of Proxy Solicitation

We will bear the costs of soliciting proxies for the Annual Meeting. In addition to the solicitation by mail, proxies may be solicited personally or by telephone, facsimile or electronic communication by our employees. Directors, officers and other employees of the Company who participate in soliciting proxies will not receive any additional compensation from the Company for doing so. Upon request, we will reimburse brokers, banks, custodians and other nominee record holders for their out-of-pocket expenses in forwarding proxy materials to their principals who are the beneficial owners of our Common Stock as of the Record Date.

PROPOSAL 1: ELECTION OF DIRECTORS

General

The Company’s business and affairs are managed under the direction of our Board of Directors. The Board has responsibility for establishing broad corporate policies relating to the Company’s overall performance rather than day-to-day operating details.

Our Board of Directors currently consists of nine members, with one vacancy. The Governance Committee of the Board of Directors is evaluating potential candidates to fill the vacant director position.

The Board is divided into three classes, each of which is elected for a three-year term. The terms of the two current Class III Directors expire in 2007. The Class III Directors are nominees at the Annual Meeting for reelection to a three-year term expiring in 2010.

The nominees have indicated that they are willing and able to serve as Company Directors. If any nominee becomes unavailable for election for any reason, the persons named as proxies in the enclosed proxy card will have discretionary authority to vote the shares they represent for any substitute nominee designated by the Board of Directors, upon recommendation of the Governance Committee.

Information regarding each of the Director nominees and the Directors continuing in office, including his or her age, principal occupation, other business experience during at least the last five years, directorships in other publicly held companies and period of service as a Company Director, is set forth below.

The Governance Committee of the Board of Directors is currently conducting a search for Director candidates to fill the Board position vacated by Mr. Alex Zoghlin. For additional information regarding the process of reviewing potential Director candidates, see “Governance and Board Matters.”

Director Nominees

The nominees for election as Class III Directors at this year’s Annual Meeting, each to serve for a three-year term expiring in 2010, are set forth below:

Roy W. Haley (60) was elected to the Company’s Board of Directors in March 1998. Mr. Haley serves as Chair of the Audit Committee. Mr. Haley is the Chairman and Chief Executive Officer of WESCO International, Inc. (“WESCO”), a wholesale supplier of electrical and other industrial supplies and services. Prior to joining WESCO in February 1994, he was President and Chief Operating Officer of American General Corporation, one of the nation’s largest consumer financial services organizations. In addition to his service as a director of WESCO, Mr. Haley is a director of Cambrex Corporation, a supplier of pharmaceutical and life science industry products and services, and serves as a director of the Federal Reserve Bank of Cleveland.

Benson P. Shapiro (65) was elected to the Company’s Board of Directors in November 1997. Dr. Shapiro serves as Chair of the Governance Committee and is a member of the Executive Committee. Dr. Shapiro has served on the faculty of Harvard University for 36 years. He currently is The Malcolm P. McNair Professor of Marketing Emeritus at the Harvard Business School and the President of B.P. Shapiro, Inc., a business consulting firm that he founded in 1972. He continues to teach in Harvard’s executive programs on a part-time basis and spends most of his time outside Harvard engaged in consulting, public speaking, teaching, serving on Boards, and writing.

THE COMPANY’S BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED TO SERVE AS A CLASS III DIRECTOR.

Continuing Directors

The other Directors, whose terms will continue after this year’s Annual Meeting, are as follows:

Class I Directors — Continuing in Office until 2008 Annual Meeting

Richard W. Gochnauer (57) became the Company’s President and Chief Executive Officer in December 2002, after joining the Company as its Chief Operating Officer and a Director in July 2002. Mr. Gochnauer is a member of the Executive and Technology Advisory Committees. From 1994 until he joined the Company, Mr. Gochnauer held the positions of Vice Chairman and President, International, and President and Chief Operating Officer of Golden State Foods, a privately held food company that manufactures and distributes food and paper products. Prior to that, he served as Executive Vice President of the Dial Corporation, with responsibility for its Household and Laundry Consumer Products businesses.

Daniel J. Good (67) was elected to the Company’s Board of Directors in March 1995. Mr. Good serves as Chair of the Finance Committee and is a member of the Audit and Governance Committees. Mr. Good is Chairman of Good Capital Co., Inc., a private investment firm in Lake Forest, Illinois, and has served as such since 1995. Until June 1995, Mr. Good was Vice Chairman of Golden Cat Corp., the largest producer of cat litter in the United States. Prior to such time, he was Managing Director of Merchant Banking of Shearson Lehman Bros. and President of A.G. Becker Paribas, Inc.

John J. Zillmer (51) was elected to the Company’s Board of Directors in October 2004. Mr. Zillmer serves as Chair of the Human Resources Committee and is a member of the Audit Committee. Mr. Zillmer is the Chairman and Chief Executive Officer of Allied Waste Industries, Inc., a non-hazardous waste management company, and has served as such since May 2005. From May 2000 until January 2004, he served as Executive Vice President of ARAMARK Corporation, a leading provider of food and facilities management services and uniform and career apparel. During the same period, he also served as President of ARAMARK’s Food and Support Services division. Prior to such time, he held various senior management positions with ARAMARK, including President of its Food and Support Services International division from August 1999 to May 2000 and President of its Business Services division from May 1995 to August 1999.

Class II Directors — Continuing in Office until 2009 Annual Meeting

Charles K. Crovitz (53) was elected to the Company’s Board of Directors in October 2005. Mr. Crovitz serves as Chair of the Technology Advisory Committee and is a member of the Human Resources Committee. Mr. Crovitz was a member of the Executive Leadership Team of Gap Inc. from 1993 until 2003, most recently serving as Executive Vice President and Chief Supply Chain Officer. During his 10-year career with Gap, Mr. Crovitz also served as Executive Vice President, Supply Chain and Technology and Senior Vice President, Strategy and Business Development. Prior to that, he held various positions with Safeway Inc., including serving as a member of the Operating Committee, Senior Vice President and Chief Information Officer, and Vice President, Director of Marketing for Safeway Manufacturing Group. Mr. Crovitz also spent several years with McKinsey & Company where he was an Engagement Manager, leading client service teams in retailing, forest products, steel, and personal computer industries. He currently serves as a board member for The Children’s Place.

Ilene S. Gordon (53) was elected to the Company’s Board of Directors in January 2000. Ms. Gordon is a member of the Human Resources Committee. She currently serves as Senior Vice President of Alcan Inc. and President and Chief Executive Officer of Alcan Packaging, a multinational company engaged in primary and fabricated aluminum, aluminum recycling and flexible and specialty packaging. From 2004 until appointment in December 2006 to her current position, Ms. Gordon served as President of Alcan Food Packaging Americas, a division of Alcan Inc. From 1999 until Alcan’s 2003 acquisition of Pechiney Group, Ms. Gordon was a Senior Vice President of Pechiney Group and President of Pechiney Plastic Packaging, Inc., a flexible packaging business. Prior to joining Pechiney in June 1999, Ms. Gordon spent 17 years with Tenneco Inc., where she most recently served as Vice President and General Manager, heading up Tenneco’s folding carton business. Ms. Gordon also serves as a director of Arthur J. Gallagher & Co., an international insurance brokerage and risk management business.

Frederick B. Hegi, Jr. (63) was elected to the Company’s Board of Directors in March 1995 and has served as its Chairman since November 1996. Mr. Hegi serves as Chair of the Executive Committee and is a member of the Governance and Finance Committees. Mr. Hegi is a founding partner of Wingate Partners, a private investment firm, including the indirect general partner of each of Wingate Partners L.P. and Wingate Partners II, L.P. Mr. Hegi is a director of Lone Star Technologies, Inc., a diversified company engaged in the manufacture of tubular products; Drew Industries Incorporated, a company that produces a broad array of components for manufactured housing and recreational vehicle industries; and Texas Capital Bancshares, Inc., a bank holding company.

GOVERNANCE AND BOARD MATTERS

Corporate Governance Principles

The Company is committed to the use of sound corporate governance principles and practices in the conduct of its business. The Company’s Board has adopted the United Stationers Inc. Corporate Governance Principles (the “Governance Principles”) to address certain fundamental corporate governance issues. The Governance Principles provide a framework for Company governance activities and initiatives and cover, among other topics, Director independence and qualifications, Board and Committee composition and evaluation, Board access to members of management and independent outside advisors, Board meetings (including meetings in executive session without management present) and succession planning. These principles also provide for the separation of the position of Chairman of the Board, who would normally serve as the Company’s lead independent Director, from that of its Chief Executive Officer. The Governance Principles are included under “Corporate Governance” as part of the “Investor Information” section available through the Company’s website at http://www.unitedstationers.com. Neither the Governance Principles nor any other information contained on or available through the Company’s website and referred to in this Proxy Statement is incorporated by reference in, or considered to be part of, this Proxy Statement.

Code of Conduct

The Company’s Board of Directors also has adopted the United Stationers Inc. Code of Business Conduct (the “Code of Conduct”). The Code of Conduct applies to all Directors, officers and employees, and covers topics such as compliance with laws and regulations, proper use of the Company’s assets, treatment of confidential information, ethical handling of actual or apparent conflicts of interest, accurate and timely public disclosures, prompt internal reporting of violations and accountability for adherence to its guidelines. A copy of the Code of Conduct is included under “Corporate Governance” as part of the “Investor Information” section available through the Company’s website at http://www.unitedstationers.com.

Board Independence

The Company’s Board of Directors has affirmatively determined that all of its members, other than Mr. Gochnauer, who serves as the Company’s President and Chief Executive Officer, are independent within the meaning of the Company’s independence standards set forth in its Governance Principles. The Company’s Governance Principles incorporate the director independence standards of The NASDAQ Stock Market, Inc. (“NASDAQ”), and reflect the Board’s policy that a substantial majority of the Directors who serve on the Company’s Board should be independent Directors. Indeed, for a number of years, a substantial majority of the Company’s Board of Directors has been comprised of independent Directors.

Executive Sessions

Non-management Directors meet regularly in executive sessions without management. In accordance with the Company’s Governance Principles, executive sessions are held at least four times a year. The Company’s independent Chairman of the Board generally presides at such sessions.

Self-Evaluation

The Board and each of the Audit, Governance, Human Resources, Finance and Technology Advisory Committees conduct an annual self-evaluation, as contemplated by the Company’s Governance Principles and the charters of such Board committees. The Board also conducts peer evaluations of each Director.

Board Meetings and Attendance

The Board of Directors held seven meetings during 2006. During this period, each Director attended more than 75% of the aggregate number of meetings of the Board of Directors and of the Board Committees on which he or she served.

Board Committees

The Board of Directors has established six standing committees — an Audit Committee, a Governance Committee, a Human Resources Committee, a Finance Committee, a Technology Advisory Committee and an Executive Committee. The Governance Committee serves as and performs the functions of a Board nominating committee. Each of the standing committees operates under a written charter adopted by the Board. The charters for the committees are included under “Corporate Governance” as part of the “Investor Information” section available through the Company’s website at http://www.unitedstationers.com.

The membership of and number of meetings held by each such standing committee during 2006 are as follows:

Audit Committee — 12 meetings	Governance Committee — 5 meetings
Roy W. Haley — Chair Daniel J. Good John J. Zillmer	Benson P. Shapiro — Chair Daniel J. Good Frederick B. Hegi, Jr.

Human Resources Committee — 9 meetings John J. Zillmer — Chair Charles K. Crovitz Ilene S. Gordon	Executive Committee — no meetings Frederick B. Hegi, Jr. — Chair Richard W. Gochnauer Benson P. Shapiro

Finance Committee — 8 meetings Daniel J. Good — Chair Frederick B. Hegi, Jr.	Technology Advisory Committee — 6 meetings Charles K. Crovitz — Chair Richard W. Gochnauer

Charles K. Crovitz became Chair of the Technology Advisory Committee in February 2006. Mr. Gochnauer joined that Committee in May 2006, replacing Alex D. Zoghlin. Mr. Zoghlin stepped down from the Board and as a member of the Governance and Technology Advisory Committees in May 2006. Mr. Zillmer became Chair of the Human Resources Committee in January 2007, replacing Ms. Ilene Gordon as chair. Ms. Gordon remains a member of the Human Resources Committee.

Audit Committee

The Board has determined that all of the above members of the Audit Committee are independent pursuant to NASDAQ’s current listing standards and Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”). No member of the Audit Committee received any compensation from the Company during 2006 other than for services as a member of the Board or one or more of its committees. The Board also has determined that all Audit Committee members are financially literate and at least one member has financial management expertise, in accordance with NASDAQ listing standards. In addition, the Board of Directors has determined that Roy W. Haley qualifies as an “audit committee financial expert” within the meaning of applicable Securities and Exchange Commission (“SEC”) regulations.

The principal functions of the Audit Committee involve assisting the Company’s Board of Directors in fulfilling its oversight responsibilities relating to: (1) the integrity of the Company’s financial statements; (2) the soundness of the Company’s internal control systems; (3) assessment of the independence, qualifications and performance of the Company’s independent registered public accountants; (4) performance of the internal audit function; and (5) the Company’s legal, regulatory and ethical compliance programs. The Audit Committee’s 12 meetings during 2006 included reviews with management and the Company’s independent registered public accountants regarding the Company’s financial statements before their inclusion in the Company’s annual and quarterly reports filed with the SEC. For additional information, see “Report of the Audit Committee.”

The Audit Committee operates under a written charter most recently amended as of July 26, 2005. The charter was last reviewed by the Committee in December 2006. The charter is included under “Corporate Governance” as part of the “Investor Information” section available through our website at http://www.unitedstationers.com.

Governance Committee

The Governance Committee evaluates corporate governance principles and makes recommendations to the full Board regarding governance matters, including evaluating and recommending Director compensation, evaluating the performance of the Company’s President and Chief Executive Officer and the Board of Directors and reviewing succession planning with respect to the President and Chief Executive Officer. The Company’s Board has determined that all of the members of the Governance Committee are independent pursuant to current NASDAQ listing standards. In performing the functions of a nominating committee, the Governance Committee reviews and makes recommendations to the full Board concerning the qualifications and selection of Director candidates, including any candidates that may be recommended by Company stockholders.

The Governance Committee operates under a written charter most recently amended as of May 15, 2003. The charter was last reviewed by the Committee in December 2006. The charter is included under “Corporate Governance” as part of the “Investor Information” section available through our website at http://www.unitedstationers.com.

Human Resources Committee

The Human Resources Committee of the Board of Directors generally acts as a Board compensation committee. It reviews and approves or makes recommendations to management and the Board of Directors with respect to compensation, employment agreements and benefits applicable to executive officers. The Human Resources Committee also oversees the development and administration of compensation, benefits, training and development programs and employment policies generally applicable to our employees.

The members of the Human Resources Committee are John J. Zillmer, Chair, Charles K. Crovitz and Ilene S. Gordon. The Board has determined that all of the members of the Committee are independent pursuant to current NASDAQ listing standards.

The Human Resources Committee operates under a written charter originally adopted by the Board of Directors in February 2000 and most recently amended as of July 26, 2005. The charter was last reviewed by the Committee in July 2006. The charter is included under “Corporate Governance” as part of the “Investor Information” section available through our website at http://www.unitedstationers.com.

The Human Resources Committee is required by its charter to meet at least three times per year. During 2006 the Human Resources Committee had nine meetings and met in executive session at every regularly scheduled meeting with only the independent committee members and the independent Chairman of the Board present during each executive session. The agendas, meetings and calendar are developed and set by the Chair of the Human Resources Committee with input from the Human Resources Department and the President and Chief Executive Officer. The Chairman, Chief Executive Officer, other members of management and outside advisors may be invited to attend all or a portion of a Human Resources Committee meeting, other than an executive session, depending on the nature of the agenda items. Neither the Chief Executive Officer nor any other member of management votes on items before the Human Resources Committee; however, the Human Resources Committee and the Board of Directors solicit the views of the Chief Executive Officer on compensation matters, including as they relate to the compensation of our executive officers.

Among its executive compensation oversight responsibilities, the Human Resources Committee approves the base salaries and annual incentive compensation targets of our executive officers. The Human Resources Committee generally oversees the development and administration of our compensation and benefits plans, programs and practices, and reviews and makes recommendations to the Board on overall compensation and benefits objectives. With respect to our annual incentive programs, the Human Resources Committee establishes performance targets under our Amended and Restated Management Incentive Plan or criteria applicable to other executive officer bonuses and reviews attainment of such targets or satisfaction of other relevant criteria. The Human Resources Committee also administers and approves grants to our executive officers under our equity-based, long-term incentive plans. The Committee also advises and consults with the Governance Committee and the Board on non-employee director compensation.

The Human Resources Committee may establish its own procedural rules except as otherwise prescribed by the Company’s Bylaws, applicable law or rules of the NASD. The Human Resources Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Human Resources

Committee, subject to such terms and conditions (including required reporting back to the full Committee) as the Human Resources Committee may prescribe.

The Human Resources Committee has the authority to retain directly (and terminate the engagement of) any outside compensation consultants, outside counsel or other advisors that the Human Resources Committee in its discretion deems appropriate to assist it in the performance of its functions, with the sole authority to approve related retention terms and fees for any such advisors. We will provide for appropriate funding, as determined by the Human Resources Committee, for payment of compensation to such outside advisors the Human Resources Committee retains.

The Human Resources Committee has, from time to time, engaged the services of an independent consultant, Frederic W. Cook & Co., Inc. During the last fiscal year, the Cook firm was engaged by the Committee to evaluate our 2004 Amended Long-Term Incentive Plan. The Cook firm reviewed the award vehicles currently offered under the 2004 Amended Long-Term Incentive Plan and recommended that the Company continue to provide such award vehicles.

For additional information, see “Executive Compensation — Compensation Discussion and Analysis.”

Executive Committee

The Executive Committee has the authority to act upon many corporate matters that require Board approval, except where Delaware law requires action by the full Board or where the matter is required to be approved by a committee of independent Directors in accordance with applicable regulatory requirements.

Finance Committee

The purpose of the Finance Committee is to review and provide guidance to the Company’s Board of Directors and management with respect to the Company’s present and future capital structure, requirements and opportunities, as well as plans, strategies, policies, proposals and transactions related to corporate finance, including potential acquisitions and divestitures.

Technology Advisory Committee

The purpose of the Technology Advisory Committee is to assist the Company’s Board of Directors in fulfilling its oversight responsibilities relating to: (1) the assessment and management of the Company’s information technology (“IT”) assets and systems; (2) the promotion of an effective, efficient, scalable, flexible, secure and reliable IT infrastructure that enhances the Company’s business and interactions with its reseller customers; (3) the consideration of the impact of emerging IT developments that may affect the Company’s IT systems or business; and (4) the alignment of the Company’s IT strategic direction, investment needs and priorities with its overall business strategies.

Consideration of Director Nominees

The Governance Committee periodically assesses the Board’s size and composition and whether there may be any near-term vacancies on the Board due to retirement or otherwise. The Governance Committee uses a variety of methods to identify and evaluate potential Director nominees when the need for a new or additional Director is identified. It may seek or receive candidate recommendations from other Board members, members of the Company’s senior management, stockholders or other persons. In addition, if and when it deems appropriate, the Governance Committee may retain an independent executive search firm to assist it in identifying potential Director candidates. Any such candidates may be evaluated at regular or special meetings of the Governance Committee, and the Governance Committee may solicit input from other Directors.

In evaluating any identified or submitted candidates for the Board, the Governance Committee seeks to achieve a balance of knowledge, skills, experience and capability on the Board and to address the Board membership criteria set forth in the Company’s Governance Principles. In addition, the Governance Committee believes that candidates must have high personal and professional ethics and integrity, with values compatible with those of the Company; broad and substantial experience at a senior managerial or policy-making level as a basis for contributing wisdom and practical insights; the ability to make significant contributions to the Company’s success; and sufficient time to devote to their duties as a Director. In addition, the Governance Committee believes it is important that each Director represent the interests of all stockholders.

The Governance Committee’s policy is to consider properly submitted stockholder nominations for Director candidates in the same manner as a committee-recommended nominee. To recommend any qualified candidate for consideration by the Governance Committee, a stockholder should submit a supporting written statement to the Company’s Secretary at United Stationers Inc., One Parkway North Boulevard, Deerfield, Illinois 60015 in accordance with the procedures and deadlines described later in this Proxy Statement under the heading “Stockholder Proposals.” This written statement must contain: (i) as to each nominee, his or her name and all such other information as would be required to be disclosed in a proxy statement with respect to the election of such person as a Director pursuant to the Exchange Act; (ii) the name and address of the stockholder providing such recommendation, a representation that the stockholder is the record owner of shares entitled to vote at the meeting, the number of shares owned, the period of such ownership and a representation that the stockholder intends to appear in person or by proxy to nominate the person specified in the statement; (iii) whether the nominee meets the objective criteria for independence of directors under applicable NASDAQ listing standards and the Company’s Governance Principles; (iv) a description of all arrangements or understandings, and any relationships, between the stockholder and the nominee or any other person or persons (naming such person(s)) pursuant to which the nomination is to be made by the stockholder; and (v) the written consent of each nominee to serve as a Director if so elected.

Communications with the Board and Annual Meeting Attendance

Any stockholder who desires to contact the Company’s Chairman of the Board, who serves as its lead independent Director, or the other members of the Board of Directors may do so by writing to: Chairman of the Board, or Board of Directors, United Stationers Inc., One Parkway North Boulevard, Suite 100, Deerfield, Illinois 60015-2559. All such written communications will be forwarded to and collected by the Company’s Secretary and delivered in the form received to the Chairman of the Board or, if so addressed or deemed appropriate based on the facts and circumstances outlined in the communication, to another member of the Board or a chair of one of its standing committees. However, unsolicited advertisements, invitations or promotional materials may not be forwarded to Directors, in the discretion of the Secretary.

Directors are encouraged to attend annual meetings of the Company’s stockholders. All of the Company’s Directors attended the 2005 and 2006 Annual Meeting of its Stockholders.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section discusses the background and objectives of our compensation programs for senior management and the material elements of the compensation of each of the executive officers identified in the following table, who we refer to as our named executive officers:

Name	Title

Richard W. Gochnauer	President and Chief Executive Officer
Kathleen S. Dvorak	Senior Vice President and Chief Financial Officer
P. Cody Phipps	President, United Stationers Supply
Eric A. Blanchard	Senior Vice President, General Counsel and Secretary
Patrick T. Collins	Senior Vice President, Sales

Objectives and Design of Our Compensation Program

Our executive compensation is designed to attract talented executives, to reward them fairly for their contributions to the Company, and to retain those individuals who perform at or above our expectations. In addition, our executive compensation program is intended to support our strategic objectives and align the interests of our executives and our stockholders. Our executive compensation program consists of base salary, annual cash incentives, and long-term equity incentives, as well as benefits that are generally available to our salaried employees and certain perquisites. We believe that spreading compensation across three primary components — annual base salary, annual cash incentive that is tied to operating and financial performance, and long-term incentives that reward our executives when our stock price rises — provides a desirable balance of fixed and at-risk compensation, balances short-term and long-term goals, and allows us to offer a compensation package that is competitive in the marketplace.

Each year we give detailed descriptions of each executive’s job responsibilities to Hewitt Associates, a human resources consulting firm that provides us with information and advises us on executive compensation matters. Hewitt provides information about the total compensation — including base salary, annual incentive compensation and long-term incentive compensation — paid to executives performing comparable jobs at companies included in a comparison group of companies or generally included in Hewitt’s database. Hewitt is retained by our management. The Human Resources Committee has separately retained an independent consultant, Frederic W. Cook & Co., Inc. to advise the Committee on compensation matters.

We selected our current list of comparison companies in 2005. Hewitt identified companies comparable to us in revenue or number of employees, companies that are in similar industries to us, and wholesalers in other industries. Management and the Board of Directors reviewed the information provided by Hewitt and selected twenty-four companies for our comparison group:

Anixter International Inc.
Arrow Electronics, Inc.
Avery Dennison Corporation
Avnet, Inc.
Boise Cascade Corporation
Brightpoint, Inc.
Cardinal Health, Inc.
CDW Corporation
Corporate Express, Inc.
General Binding Corporation
Genuine Parts Co.
HNI Corporation	IKON Office Solutions, Inc.
Ingram Micro Inc.
Insight Enterprises, Inc.
Newell Rubbermaid Inc.
Office Depot, Inc.
Ryerson Inc.
Staples, Inc.
Steelcase Inc.
Sysco Corporation
Tech Data Corporation
W.W. Grainger, Inc.
WESCO International, Inc.

Because of the large variance in size among the companies in our comparison group, the other companies in Hewitt’s database, and the Company, we use regression analysis to adjust the compensation data for differences in company revenues. This adjusted value is used as the basis of comparison of compensation between us and the companies included in the data provided by Hewitt. We review Hewitt’s analyses of compensation paid by companies in our comparison group and the other companies in Hewitt’s database as well as compensation data from other sources to create marketplace compensation profiles. Our total compensation mix is targeted at setting base salary at the fiftieth percentile of these marketplace compensation profiles and setting short-term and long-term target incentives slightly above the fiftieth percentile. We may depart from these targets when appropriate based on the experience level of an individual, his or her contributions to the Company, market factors or other considerations. In general, we believe our targets allow us to recruit and retain the executive talent necessary to develop and execute our strategy.

Elements of Compensation

The primary elements of compensation are base salary, annual cash incentive under our Management Incentive Plan (MIP), and long-term equity incentives under our Amended 2004 Long-Term Incentive Plan (LTIP). The Governance Committee of our Board of Directors oversees the annual evaluation of Mr. Gochnauer’s performance and provides related input and recommendations to the Human Resources Committee and the Board of Directors. Mr. Gochnauer annually reviews the performance of all other executive officers and makes compensation recommendations to the Human Resources Committee. The Governance Committee’s and Mr. Gochnauer’s compensation recommendations include recommendations with respect to salary adjustments and annual incentive targets. The Human Resources Committee can exercise its discretion in modifying any recommended adjustments or incentive targets.

Base salary

Each year the Human Resources Committee reviews the base salaries of our executive officers. In determining whether a change in base salary is appropriate, we consider several factors, including a comparison to base salaries paid for similar positions at comparison companies, merit increases paid by comparison companies, each individual executive’s job performance and contribution to our overall business goals, and the relationship among base salaries paid within the Company.

In October 2006 Mr. Phipps was promoted to the position of President, United Stationers Supply. Mr. Phipps had previously held the position of Senior Vice President, Operations since joining the Company in August 2003. In connection with his promotion, Mr. Phipps’ base salary was increased from $313,500 to $430,000. The salary increase reflects our practice of targeting base salary at the fiftieth percentile for similar positions, as reflected in our marketplace compensation profiles.

Management Incentive Plan

Under our Management Incentive Plan, executives and other associates are eligible to receive annual cash bonuses based on the Company’s achievement of specific performance objectives. We pay annual cash bonuses to motivate executives to achieve important financial and strategic objectives related to earnings, cost reduction, margin enhancement, capital efficiency, and safety. During the first quarter of each year, the Human Resources Committee establishes minimum, target, and maximum levels for each of the MIP objectives. The Committee generally establishes the target levels of the MIP objectives at levels that are consistent with our long-term goal of increasing our earnings per share at least 12% to 15% per year. Payment of awards under the MIP is based upon the level of achievement of each objective. Participants in the MIP receive:

•	No payment for a particular component if we do not achieve at least the minimum performance level for that component;

•	A payment of less than 100% of the target award related to a particular component if we achieve or exceed the minimum performance level for that component but we do not achieve the target performance level;

•	A payment of at least 100% but less than 200% of the target award for a particular component if we achieve or exceed the target performance level for that component but we do not attain the maximum performance level; and

•	A payment of 200% of the target award for a particular component if we achieve or exceed the maximum performance level for that component.

The incentive payout to the named executive officers as a percentage of their respective MIP payout targets for 2006 was 163.5%. The performance factors that determined this payout and the relative weighting of each performance objective for the 2006 MIP were:

•	Adjusted earnings per share (weighted 50%);

•	War on Waste savings (weighted 25%);

•	Adjusted return on invested capital (weighted 20%);

•	Occupational Safety and Health Administration (OSHA) Recordable Index (weighted 3.5%); and

•	Lost Time Severity Index (weighted 1.5%).

We believe this mix of performance measures encouraged employees to focus appropriately on the Company’s key financial and strategic objectives.

For purposes of the 2006 MIP, adjusted earnings per share was defined by the Human Resources Committee to mean diluted earnings per share as reported in our audited financial statements, adjusted to eliminate the impact of equity compensation expense, the net effect of acquisitions and divestitures, and the accelerated amortization of expenses associated with specific technology initiatives. War on Waste savings result from specific, management-led cost reduction efforts and targeted gross margin enhancements. We did not reduce our War on Waste savings for the impact of regular cost increases to the business, such as rising wages or fuel costs, or for changes in margin due to competitive pricing or shifts in customer or product mix. Adjusted return on invested capital was determined by dividing adjusted after-tax earnings from continuing operations by our twelve-month average of current assets (excluding cash) minus current liabilities (excluding debt) plus net property, plant and equipment (excluding capitalized software). The last two components of the MIP reflected our safety performance, as measured by the frequency of reportable incidents (as defined by OSHA guidelines) and the number of lost time days, from which the Lost Time Severity Index is calculated.

If the Human Resources Committee determines that external changes or other unanticipated business conditions have materially affected the fairness of the performance objectives or unduly influenced our ability to meet them, the Committee may increase or decrease the performance objectives, except no adjustment by the Committee will increase the annual incentive paid to a named executive officer. At management’s recommendation, the Human Resources Committee exercised its discretion to adjust the calculation, for purposes of the 2006 MIP, of our 2006 earnings per share and return on invested capital to eliminate the beneficial effect of changes to our product content syndication program and other customer marketing programs. The changes to our product content syndication and marketing programs resulted in incremental income of approximately $60.6 million in 2006.

Each named executive officer’s 2006 annual incentive target was set as a percentage of his or her base salary. Each executive’s annual incentive payout is determined by multiplying the dollar value of his or her incentive target by the actual award payout percentage. The 2006 targets for the named executive officers and the actual incentives paid to the executives are listed in the following table:

	2006	2006	2006	2006
	Incentive Target	Incentive	Incentive	Incentive
Name	(% of Base Salary(1))	Target ($)	Payout Percentage	Paid ($)
Richard W. Gochnauer	80%	$664,800	163.5%	$1,086,921
Kathleen S. Dvorak	50%	$146,000	163.5%	$238,704
P. Cody Phipps(2)	50%/65%	$130,625/$46,583	163.5%	$289,729
Eric A. Blanchard	50%	$140,000	163.5%	$228,894
Patrick T. Collins	50%	$155,400	163.5%	$254,073

(1)	As required by Securities and Exchange Commission rules, the salary information in the 2006 Summary Compensation Table includes amounts paid to the named executive officers for car allowances and as reimbursement for whole life insurance premiums. Those amounts are not included in the base salary on which the executives’ MIP awards are calculated.

(2)	In connection with Mr. Phipps’ promotion to President of United Stationers Supply, his annual salary was increased from $313,500 to $430,000 and his annual incentive target was increased from 50% to 65% of his annual salary. Although Mr. Phipps’ promotion and raise were effective as of October 23, 2006, for purposes of the MIP calculation the changes in Mr. Phipps’ annual salary and target annual incentive were effective on November 1, 2006. Accordingly, the 2006 annual incentive target for Mr. Phipps reflects ten months of his $313,500 salary at a 50% incentive target and two months of his $430,000 salary at a 65% incentive target.

In February 2007 the Human Resources Committee approved the design for the 2007 Management Incentive Plan. For the 2007 MIP, the Committee changed two performance objectives, replacing adjusted earnings per share and War on Waste objectives with adjusted net income and total cost factor as a percent of net sales, respectively. We determined that adjusted net income is a preferable performance objective because it better reflects the results obtained by our entire management team, whereas the adjusted earnings per share objective used in the 2006 MIP is affected by factors such as share repurchases, that are not within the direct control of the broader management team. We believe replacing the War on Waste objective with total cost factor as a percent of net sales will encourage our executives not only to continue the cost reduction and margin enhancement efforts we have engaged in for several years but also to deliver a greater portion of those savings to net income.

The factors that will determine executives’ 2007 annual incentive payout, and the relative weighting of each factor, are as follows:

•	Adjusted net income (weighted 50%)

•	Total cost factor as a percent of net sales (weighted 25%)

•	Adjusted return on invested capital (weighted 20%)

•	Occupational Safety and Health Administration (OSHA) Recordable Index (weighted 3.5%)

•	Lost Time Severity Index (weighted 1.5%).

For purposes of the 2007 MIP, total cost factor includes operating expenses and certain cost components included within gross margin.

The MIP payout has been at or above the overall target level twice in the last five years, but during that period we have never achieved the maximum performance level. The annual incentive payout percentage over the past five years has ranged from approximately 42% to 164% of participants’ target award opportunity. The Committee generally establishes the target levels of the MIP objectives at levels that are consistent with our long-term goal of increasing our earnings per share at least 12% to 15% per year. The Committee also generally attempts to set the minimum, target and maximum levels so the relative difficulty of achieving the target level is consistent from year to year, based on our financial plan for the year.

Long Term Incentive Plan

We use stock options to reward long-term performance and to align the interests of management and our stockholders by rewarding executives when our stock price rises. The Human Resources Committee approves stock option grants for executive officers. For each option grant, the Committee establishes the economic value the grant is intended to provide to the recipient. To convert the economic value of a stock option award into the number of shares issuable upon exercise of the stock option, the economic value of the award is divided by the closing price of our common stock on the effective date of the grant and the resulting quotient is multiplied by a factor that is determined using the Black Scholes method of option valuation as a reference. The exercise price of stock options is the closing price of our common stock on the effective date of the grant.

The economic value of each executive’s award is generally slightly above the fiftieth percentile of the long-term incentives granted to executives performing similar jobs, based on our marketplace compensation profiles. Additionally, the Human Resources Committee may adjust awards based on factors such as the recipient’s job performance, experience and time in his or her position. The Committee approves the economic value of annual awards of stock options at its regularly scheduled July meeting. The effective date of the annual awards, set by the Committee at its July meeting, has in recent years been September 1. Establishing September 1 as the effective date provides a fixed date for setting the exercise price of option grants that is not dependent on the date of the Human Resources Committee’s meeting. Deferring the effective date of annual awards to September 1 also eases the administrative burden of preparing a large number of option grant letters in a short time and enables us to deliver grant letters to option recipients quickly after the effective date of the grant. In the case of options granted to newly hired executives, the effective date of the grant is either the employment commencement date (if the Committee approves the grant prior to the commencement date) or the date of the next Committee meeting after the employment commencement date.

In addition to granting stock options annually to existing executives and upon the hiring of new executives, we have a limited practice of making additional long-term incentive awards to retain or reward executives. In July 2006, in connection with Mr. Phipps’ promotion to President of United Stationers Supply, the Human Resources Committee approved a grant of restricted stock to Mr. Phipps for the number of shares having an economic value of $200,000 based on the closing price of our common stock on September 1, 2006. Based on the September 1, 2006 closing price, the equivalent number of shares issued was 4,350. The effective date of the grant to Mr. Phipps was October 23, 2006, the effective date of his promotion. The grant of restricted stock to Mr. Phipps was intended to bring his total compensation up to or near the fiftieth percentile of executives with similar responsibilities, according to our market compensation profiles. On August 31, 2006, the Human Resources Committee approved a grant of 5,000 shares of restricted stock to Ms. Dvorak in connection with her Transition and Release Agreement. The effective date of the grant to Ms. Dvorak was September 1, 2006, the date Ms. Dvorak and the Company signed her Transition and Release Agreement. The grant of restricted stock was intended to provide an incentive for Ms. Dvorak not to terminate her employment with the Company until the Company hires a new Chief Financial Officer (the “Transition Date”). The 5,000 shares of restricted stock will vest if Ms. Dvorak remains employed by the Company until the earlier of June 30, 2007 or ninety days from the Transition Date (or such shorter or longer period of time as Ms. Dvorak and the Company agree). See “Executive Compensation — Employment Contracts and

Employment Termination and Change of Control Arrangements — CFO Transition and Release Agreement” for additional information about the Termination and Release Agreement between Ms. Dvorak and the Company.

Perquisites

For 2006 we provided officer perquisites as part of our overall compensation program to attract and retain critical talent. Executives were eligible to receive automobile allowances, officer health care expense reimbursement, financial planning reimbursement, physical examination reimbursement, and supplemental liability insurance. Certain officers also received a whole life insurance premium benefit and reimbursement for country club dues.

In 2006 we decided to eliminate certain executive perquisites to simplify the administration of perquisites and to align the perquisites provided by the Company more closely with those offered by the group of comparison companies. Effective January 1, 2007, we ceased reimbursing executives for country club dues and premium payments on whole life insurance policies. To compensate executives for the termination of those perquisites, in January 2007 we made one-time perquisite transition payments to executives who had previously received those perquisites. Also effective January 1, 2007 we began paying a perquisite allowance in lieu of providing separate perquisites such as an automobile allowance and reimbursement for the executive’s cost of supplemental liability insurance and financial planning assistance. We retained our officer healthcare medical expense reimbursement program, which allows executives to be reimbursed for healthcare expenses that are not covered by other healthcare coverage, because it is a low cost, easy-to-administer perquisite that supports our goal of attracting and retaining qualified executives. Each named executive officer’s one time transition perquisite payment and annual allowance in lieu of separate perquisites are listed in the following table:

	2007 Transition		2007 Allowance in Lieu
Name	Perquisite Payment		of Separate Perquisites
Richard W. Gochnauer	$65,900	(1)	$24,000
Kathleen S. Dvorak	$10,900	(1)	$18,000
P. Cody Phipps	—		$20,000
Eric A. Blanchard	$2,700		$18,000
Patrick T. Collins	—		$18,000

(1)	The amounts shown for Mr. Gochnauer and Ms. Dvorak include gross up payments on the portion of the transition perquisite payment that was paid to compensate them for the termination of reimbursement of premium payments on existing whole life insurance policies. Prior to January 1, 2007, we made gross up payments to Mr. Gochnauer and Ms. Dvorak to offset federal and state tax liabilities attributable to their assumption of premium payments on those life insurance policies.

Other benefits

We provide executives with group life insurance and accidental death and dismemberment insurance equal to two and one-half times their annual base salary, up to a maximum benefit of $1.2 million. We also provide $300,000 of business travel insurance and long-term disability insurance equal to sixty percent of the executive’s annual base salary, up to a maximum benefit of $15,000 per month for each named executive officer. Our executives are also eligible to participate in all of our other employee benefit plans, such as medical, dental, vision, and our 401(k) plan, pension plan, and post-retirement healthcare plan, in each case on the same basis as our other employees except that Mr. Gochnauer and Mr. Phipps will be provided a non-qualified retirement benefit equal to the additional pension benefit from five years of additional age and service credits. See “Executive Compensation — Retirement Benefits.” The additional age and service credits provided to Mr. Gochnauer and Mr. Phipps were included in their original employment agreements and were part of the overall compensation packages designed to persuade them to join us.

Stock Ownership Guidelines

We believe that the Company and its stockholders are best served by managing the business with a long-term perspective while delivering strong annual results. We believe that stock ownership is an important tool to strengthen the alignment of interests of stockholders, directors, and executive officers. Accordingly, in 2006 the Board of Directors adopted stock ownership guidelines for directors and for all executive officers. The guidelines specify that each director and executive officer should retain fifty percent of any shares of Company common stock acquired through equity-based grants made by the Company after May 1, 2004 under our incentive plans, until he or she attains stock and stock option ownership having a value equal to at least the multiple of cash retainer or annual base salary set forth in the table below.

Name	Salary Multiple
Directors	Four x annual cash retainer
Richard W. Gochnauer	Four x base salary
Kathleen S. Dvorak	Two x base salary
P. Cody Phipps	Three x base salary
Eric A. Blanchard	Two x base salary
Patrick T. Collins	Two x base salary

The value of the following types of Company stock or stock options owned by or granted to the executive qualifies toward his or her attainment of the target multiple of pay:

•	Unvested restricted stock

•	Shares owned outright/shares beneficially owned

•	Shares owned through the Company’s employee stock purchase plan

•	Stock option value equal to the difference between the exercise price (closing stock price on the effective date of grant) and the fair market value of vested option shares

The Board of Directors and the Human Resources Committee may reduce future long-term incentive grants or other compensation for executives who do not comply with the guidelines.

Under our Insider Trading Policy, executive officers, as well as other employees and directors, are prohibited from selling short or trading or purchasing “put” or “call” options on our common stock.

Employment Contracts

We have entered into employment agreements with each of the named executive officers. As described below under the caption “Employment Contracts and Employment Termination and Change of Control Arrangements,” the employment agreements provide for the executives to continue to receive salaries, bonuses and other benefits for specified periods of time following the termination of their employment by the Company without cause or by the executive for good reason. We believe the severance benefits contained in our employment agreements with the named executive officers, as well as the events that trigger our obligation to provide those benefits, are appropriate tools for attracting and retaining executive talent.

The named executive officers’ benefits in the event of a change of control have a “double trigger,” meaning the executives are not automatically entitled to any benefits upon a change of control. Rather, they are entitled to receive severance following a change of control only if, within the period of time specified in their respective employment contracts, their employment is terminated by the Company without cause or by the executive for good reason. We believe these change of control severance terms help maintain the named executive officers’ objectivity in decision-making and provide another vehicle to align the interests of the named executive officers with the interests of our stockholders. We also believe that the double-trigger for severance in the case of a change of control encourages executives to remain with us through the closing of a change of control transaction, providing stability at a critical time.

Tax Deductibility

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally limits the corporate tax deduction for compensation paid to the chief executive officer and the four other most highly compensated executives to $1 million annually, unless certain requirements are satisfied. To maximize the corporate tax deduction, our Management Incentive Plan and our Amended 2004 Long-Term Incentive Plan are designed to comply with the requirements of Section 162(m) of the Code and were approved by our stockholders. As the $1 million limit does not apply to compensatory amounts that qualify as performance-based compensation under Section 162(m), performance-based awards made pursuant to these plans are intended to qualify for corporate tax deductibility.

We intend to use performance-based compensation to minimize the effect of the limits imposed by Section 162(m) to the extent that compliance with Code requirements does not conflict with our compensation objectives. In some cases, however, we believe the loss of some portion of a corporate tax deduction may be necessary and appropriate in order to attract and retain qualified executives.

HUMAN RESOURCES COMMITTEE REPORT

The Human Resources Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Human Resources Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K.

THE HUMAN RESOURCES COMMITTEE

John J. Zillmer, Chair
Charles K. Crovitz
Ilene S. Gordon

Summary Compensation Table

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other	Total
		Salary(1)	Bonus(2)	Awards(3)	Awards(3)	Compensation(4)	Earnings(5)	Compensation(6)	Compensation
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Richard W. Gochnauer President and Chief Executive Officer	2006	$878,297	$53,597	—	$1,368,657	$1,086,921	$20,309	$62,078	$3,469,859
Kathleen S. Dvorak Senior Vice President and Chief Financial Officer	2006	$315,937	$7,137	$92,558	$185,463	$238,704	$16,357	$31,642	$887,798
P. Cody Phipps President, United Stationers Supply	2006	$353,352	—	$13,477	$435,363	$289,729	$9,257	$6,600	$1,107,778
Eric A. Blanchard Senior Vice President, General Counsel and Secretary	2006	$296,800	$52,700	—	$113,071	$228,894	—	$288,925	$980,390
Patrick T. Collins Senior Vice President, Sales	2006	$327,600	—	—	$295,895	$254,073	$19,539	$6,600	$903,707

(1)	Reflects base salary amounts earned during 2006, including any portions deferred under the 401(k) Savings Plan and Deferred Compensation Plan of the Company’s wholly owned subsidiary, United Stationers Supply Co. (“USSC”). Also includes: (a) cash car allowances paid in lieu of perquisites; and (b) additional cash amounts (excluding the gross-up payments described below in footnote 6) paid to Mr. Gochnauer and Ms. Dvorak in consideration of their assumption of premium payments on existing whole life insurance policies.

(2)	Effective January 1, 2007, the Company eliminated reimbursements to executives for country club dues and whole life insurance policies. The amounts in this column represent a one-time payment to compensate those executives who had previously received those reimbursements. See “Executive Compensation — Compensation Discussion and Analysis — Perquisites” for more information. In addition, the amount shown for Mr. Blanchard includes a one-time cash acceptance bonus of $50,000, paid to Mr. Blanchard in accordance with his Executive Employment Agreement, effective December 16, 2005.

(3)	See Note 3 “Share-Based Compensation” to the Company’s audited financial statements on Pages 48 — 51 of our annual report on Form 10-K for a discussion of the assumptions used in calculating these values.

(4)	The amounts shown represent cash incentives earned based on 2006 performance and paid in March 2007 under the Company’s Management Incentive Plan.

(5)	The amounts in this column are the change in pension value for each individual. In addition, Mr. Collins earned $4,602, or 9.9%, from amounts contributed to the Company’s Non-Qualified Deferred Compensation Plan. See “Executive Compensation — Nonqualified Deferred Compensation in 2006 Table.”

(6)	The amounts shown include the following:

						Total “All Other
Name	401(k) Match	Perquisites		Tax Gross-ups		Compensation”
Richard W. Gochnauer	$6,600	$30,622	(a)	$24,856	(d)	$62,078
Kathleen S. Dvorak	$6,600	$17,339	(b)	$7,703	(e)	$31,642
P. Cody Phipps	$6,600	—		—		$6,600
Eric A. Blanchard	$6,600	$208,259	(c)	$74,066	(f)	$288,925
Patrick T. Collins	$6,600	—		—		$6,600

(a)	Personal benefits for Mr. Gochnauer included $20,000 for country club dues, $5,622 in officer health care benefits and $5,000 for personal financial planning.

(b)	Personal benefits for Ms. Dvorak included $16,376 in officer health care benefits and $963 for personal financial planning.

(c)	Mr. Blanchard received $202,429 in relocation-related reimbursement payments, $5,000 for personal financial planning and $830 for country club dues.

(d)	Mr. Gochnauer received gross-up payments to offset federal and state tax liabilities attributable to compensation related to the assumption of premium payments on a whole life insurance policy.

(e)	Ms. Dvorak received gross-up payments to offset federal and state tax liabilities attributable to compensation related to the assumption of premium payments on a whole life insurance policy.

(f)	Mr. Blanchard received gross-up payments to offset federal and state tax liabilities attributable to relocation expense reimbursement payments.

The compensation plans under which the grants in the following table were made are described under “Compensation Discussion and Analysis — Long Term Incentive Plan” and “Compensation Discussion and Analysis — Management Incentive Plan.” The LTIP permits different types of awards, including but not limited to stock options, restricted stock awards, stock appreciation rights, cash incentives awards, and performance based awards. Options are granted with an exercise price equal to the closing share price as quoted through NASDAQ on the date of grant; they vest in substantially equal annual installments over a three-year period and have a ten-year term. The LTIP requires that in the event of a corporate transaction involving the Company (including without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), outstanding equity awards will be proportionately adjusted.

Grants of Plan-Based Awards During 2006

									All Other	All Other
									Stock	Option		Grant Date
		Committee				Estimated Future Payouts			Awards:	Awards:	Exercise or	Fair
		of the	Estimated Future Payouts Under			Under Equity Incentive Plan			Number of	Number of	Base	Value of
		Board of	Non-Equity Incentive Plan Awards(1)			Awards			Shares of	Securities	Price of	Stock and
		Directors							Stock or	Underlying	Option	Option
	Grant	Action	Threshold	Target	Maximum	Threshold	Target	Maximum	Units(2)	Options(2)	Awards	Awards
Name	Date	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/sh)	($)
Richard W. Gochnauer	9/1/2006	7/25/2006				—	—	—	—	84,802	$45.98	$954,023
			—	$664,800	$1,329,600
Kathleen S. Dvorak	9/1/2006	7/25/2006				—	—	—	5,000(3)	—	—	$229,900
			—	$146,000	$292,000
P. Cody Phipps	9/1/2006	7/25/2006				—	—	—	—	26,093	$45.98	$293,546
	10/23/2006	8/31/2006				—	—	—	4,350(4)	—	—	$210,888
			—	$177,208	$354,416
Eric A. Blanchard	1/4/2006	12/13/2005				—	—	—	—	16,939	$49.59	$273,395
	9/1/2006	7/25/2006				—	—	—	—	18,265	$45.98	$205,481
			—	$140,000	$280,000
Patrick T. Collins	9/1/2006	7/25/2006				—	—	—	—	20,222	$45.98	$227,498
			—	$155,400	$310,800

(1)	These columns show the range of payouts targeted for 2006 performance under the Company’s MIP as described in “Compensation Discussion and Analysis — Management Incentive Plan.” The 2007 bonus payment for 2006 performance has been made pursuant to the metrics previously described, at 163.5% of target, and is disclosed in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”

(2)	These columns represent grants of equity compensation pursuant to the terms and conditions as described in the section titled “Long-Term Incentive Plan” under “Compensation Discussion and Analysis.”

(3)	Ms. Dvorak received a restricted stock grant of 5,000 shares pursuant to her Transition and Release Agreement, dated September 1, 2006. See “Executive Compensation — Compensation Disclosure and Analysis — Long Term Incentive Plan” and “Executive Compensation — Employment Contracts and Employment Termination and Change of Control Arrangements — CFO Transition and Release Agreement” for more information.

(4)	On October 23, 2006, in connection with Mr. Phipps’ promotion to President of United Stationers Supply he was awarded 4,350 shares of restricted stock. See “Executive Compensation — Compensation Disclosure and Analysis — Long Term Incentive Plan” for more information.

Outstanding Equity Awards at December 31, 2006

		Option Awards					Stock Awards
										Equity
										Incentive
										Plan Awards:
									Equity	Market or
									Incentive	Payout
			Equity						Plan Awards:	Value of
			Incentive						Number of	Unearned
			Plan Awards:					Market	Unearned	Shares,
		Number of	Number of	Number of			Number of	Value of	Shares,	Units or
		Securities	Securities	Securities			Shares or	Shares or	Units or	Other
		Underlying	Underlying	Underlying	Option		Units of	Units of	Other	Rights
		Unexercised	Unexercised	Unexercised	Exercise	Option	Stock That	Stock That	Rights	That Have
		Options (#)	Unearned	Options (#)	Price	Expiration	Have Not	Have Not	That Have	Not Vested
Name	Grant Date	Exercisable	Options (#)	Unexercisable(1)	($)	Date	Vested (#)	Vested ($)(2)	Not Vested (#)	($)
Richard W. Gochnauer	7/22/2002	211,954	—	160,000	$23.91	7/22/2012	—	—	—	—
	8/11/2003	100,000	—	—	$38.11	8/11/2013	—	—	—	—
	9/1/2004	63,333	—	31,667	$41.38	9/1/2014	—	—	—	—
	9/1/2005	26,615	—	53,230	$46.59	9/1/2015	—	—	—	—
	9/1/2006	—	—	84,802	$45.98	9/1/2016	—	—	—	—
Kathleen S. Dvorak	9/1/2004	4,518	—	6,800	$41.38	9/1/2014	—	—	—	—
	9/1/2005	5,795	—	11,591	$46.59	9/1/2015	—	—	—	—
	9/1/2006	—	—	—	—	9/1/2016	5,000(3)	$233,450	—	—
P. Cody Phipps	8/18/2003	100,000	—	—	$40.00	8/18/2013	—	—	—	—
	9/1/2004	15,333	—	7,667	$41.38	9/1/2014	—	—	—	—
	9/1/2005	6,761	—	13,522	$46.59	9/1/2015	—	—	—	—
	9/1/2006	—	—	26,093	$45.98	9/1/2016	—	—	—	—
	10/23/2006	—	—	—	—	10/23/2016	4,350(4)	$203,102	—	—
Eric A. Blanchard	1/4/2006	—	—	16,939	$49.59	1/4/2016	—	—	—	—
	9/1/2006	—	—	18,265	$45.98	9/1/2016	—	—	—	—
Patrick T. Collins	12/7/2004	33,333	—	16,667	$46.89	12/7/2014	—	—	—	—
	9/1/2005	6,439	—	12,878	$46.59	9/1/2015	—	—	—	—
	9/1/2006	—	—	20,222	$45.98	9/1/2016	—	—	—	—

(1)	Option awards vest in substantially equal annual installments over a three-year period from the grant date.

(2)	Based on December 29, 2006 closing price of $46.69.

(3)	Ms. Dvorak received a restricted stock grant of 5,000 shares pursuant to her Transition and Release Agreement, dated September 1, 2006. These shares will vest on June 30, 2007, or sooner, upon agreement between the Company and Ms. Dvorak on an employment termination date. See “Executive Compensation — Compensation Disclosure and Analysis — Long Term Incentive Plan” and “Executive Compensation — Employment Contracts and Employment Termination and Change of Control Arrangements — CFO Transition and Release Agreement” for more information.

4.	On October 23, 2006, in connection with Mr. Phipps’ promotion to President of United Stationers Supply he was awarded 4,350 shares of restricted stock. These shares will vest annually over a three-year period. See “Executive Compensation — Employment Contracts and Employment Termination and Change of Control Arrangements — Compensation Discussion and Analysis — Long Term Incentive Plan” for more information.

Option Exercises and Stock Vested in 2006(1)

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)(2)	(#)	($)
Kathleen S. Dvorak	108,082	$1,658,061	—	—

(1)	Messrs. Gochnauer, Phipps, Blanchard and Collins did not exercise option awards or vest in any stock awards during 2006.

(2)	Amounts reflect the difference between the exercise price of the option and the market price at the time of exercise.

Retirement Benefits

The Company maintains two programs to provide retirement benefits to eligible employees, including executive officers:

•	The United Stationers 401(k) Savings Plan (Plan), a defined contribution plan qualified under sections 401(a) and 401(k) of the Internal Revenue Code. Eligible employees may elect to contribute pretax amounts up to 25% of their eligible compensation (generally, base pay), limited to the Internal Revenue Service (IRS) cap on pretax deferrals. In addition, participants may make after-tax contributions ranging from 1% to 10% of eligible compensation, whereby the total pretax and after-tax contribution may not exceed 35% of eligible compensation. The Plan provides for a discretionary matching contribution. During 2006 and historically, employee contributions that qualify for matching contributions have been limited to 6% of annual compensation. Qualifying contributions during 2006 have been matched at a rate of 50%. The Plan also provides for discretionary profit-sharing contributions on behalf of each eligible participant. No such contributions were made during 2006.

•	The Company maintains a noncontributory pension plan covering over 50% of its employees, including the named executive officers. Employees who are at least 21 years old are eligible to participate after 12 months of employment. The Pension Plan provides an annual benefit at age 65 equal to 1% of an employee’s career-average annual compensation (generally, base salary and bonus), multiplied by the number of years of credited service up to a maximum of 40 years. However, an employee’s annual compensation for each year of service prior to September 1989 is deemed to be the compensation earned by such employee during the 12 months ending on August 31, 1989. There is a limit on the amount of annual compensation that is considered in calculating an employee’s benefits, which is adjusted annually for inflation. An employee’s pension rights fully vest after five years of service. These benefits are in addition to normal Social Security retirement benefits. Alternative benefit options of early retirement, joint and survivor annuity and disability are also available. Participants may select early retirement payments if the participant has obtained the age of 55 and completed 10 years of service. Early retirement benefits reflect a reduced benefit, based on an actuarial equivalent, using a 7.5% annual interest rate and the Unisex Pension 1984 Mortality Table set forward one year. The normal retirement age under this plan is 65.

The table below shows the annual retirement benefits that are estimated to be payable at normal retirement (age 65) under the United Stationers Pension Plan to the named executive officers. The benefits for the named executive officers are calculated on the basis of estimated years of service at retirement age and current levels of compensation, with assumed annual compensation level increases and assumed increases in plan limits based on an inflation rate of 3.5%.

Pension Benefits in 2006

		Number
		of Years		Payments
		Credited	Present Value of	During
		Service	Accumulated Benefit	Last
Name	Plan Name	(#)	($)(1)	Fiscal Year($)
Richard W. Gochnauer	Tax-qualified plan	4.3	$59,064	—
	Non-qualified benefit(2)	5.0	54,813	—
	Total		$113,877
Kathleen S. Dvorak	Tax-qualified plan	24.4	$124,508	—
P. Cody Phipps	Tax-qualified plan	3.2	$21,337	—
	Non-qualified benefit(2)	5.0	27,672	—
	Total		$49,009
Eric A. Blanchard	Tax-qualified plan	1.0	$—	—
Patrick T. Collins	Tax-qualified plan	2.0	$14,937	—

(1)	The calculation of the present value of accumulated benefit assumes a discount rate of 6%. In addition, the benefits were assumed to be paid as a lump sum at age 65, which is the earliest time a participant may retire under the plan without any benefit reduction due to age. The assumed lump sum interest rate was 5.25%. Additional information about the Company’s pension plan and assumptions may be found in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” on page 21 and in Note 12 “Pension Plans and Defined Contribution Plan” on pages 60 — 62 to the Company’s 2006 annual report on Form 10-K.

(2)	Pursuant to their Executive Employment Agreements with the Company, Mr. Gochnauer and Mr. Phipps are entitled to a non-qualified retirement benefit equal to the additional pension benefit from five years of additional age and service credits.

Nonqualified Deferred Compensation in 2006

The United Stationers Supply Co. Deferred Compensation Plan (the “Deferred Compensation Plan”) is a non-qualified deferred compensation plan that provides named executive officers, other executive officers and certain other employees the opportunity to defer salary and bonus payments under the MIP.

Each participant may elect to defer any percentage of future compensation, consisting of base salary, cash incentive pay or bonus or qualifying severance pay, or any combination thereof. The elections must be made on or before December 15 of the year prior to the year in which the participant will earn the compensation. Deferred amounts may be invested in any one or all of 25 mutual funds managed by Fidelity Investments. Participants may change their investment election at any time. Earnings on deferred compensation are determined based on the performance of the mutual fund selected by the participant. The mutual funds offered currently include one money market fund, two bond funds, 15 blended funds, and seven stock funds. Investment elections may be changed daily. Distribution of deferred amounts will be made in cash. Participants may choose a lump sum payment or monthly installments (not less than 12 or more than 120). Payment to certain key employees, payable by reason of a separation from service, may not be made until six months after separation. The Deferred Compensation Plan is unfunded and subject to forfeiture in the event of bankruptcy.

The following table sets forth certain information regarding nonqualified deferred compensation of the named executive officers:

	Executive	Registrant	Aggregate Earnings	Aggregate	Aggregate Balance
	Contributions in	Contributions in	in the Last Fiscal	Withdrawals /	at Last Fiscal
	Last Fiscal Year	Last Fiscal Year	Year	Distributions	Year-End
Name	($)	($)	($)	($)	($)
Patrick T. Collins	$46,389	—	$4,602	—	$50,991

For 2006, Mr. Collins was the only named executive officer who made deferrals under the plan. Mr. Collins’ $46,389 deferral in 2006 represents a portion of his 2005 bonus paid in 2006, which was included in the Summary Compensation Table in the Company’s 2006 proxy statement. The Fidelity mutual funds Mr. Collins selected earned him $4,602, or 9.9%, on his deferred compensation. This amount is included in the Summary Compensation Table in this Proxy Statement. Mr. Collins’ aggregate balance as of December 31, 2006, of $50,991 represents the sum of his 2006 contribution and 2006 investment earnings. There is no premium or guaranteed return associated with the deferral.

Employment Contracts and Employment Termination and Change of Control Arrangements

CEO Employment Agreement

The Company and USSC entered into an Executive Employment Agreement with Mr. Gochnauer, dated as of July 22, 2002 and amended as of January 1, 2003 and December 31, 2003 (as so amended, the “CEO Agreement”). Under that agreement, Mr. Gochnauer was employed to serve first as the Company’s Chief Operating Officer and subsequently as the Company’s President and Chief Executive Officer. Mr. Gochnauer became President and Chief Executive Officer in December 2002. The Company also agreed to use its best efforts to cause him to be elected to the Company’s Board of Directors as soon as practicable, which occurred on July 22, 2002.

The CEO Agreement provided for an initial base salary payable to Mr. Gochnauer at an annual rate equal to $700,000, with an increase to an annual rate of not less than $750,000 on July 1, 2003. This reflected a voluntary six-month deferral of that base salary increase from the January 1, 2003 effective date provided in his original agreement. The CEO Agreement also provides for Mr. Gochnauer’s participation in all stock option, incentive, savings and retirement plans, welfare benefit plans and programs, executive fringe benefits and perquisites programs, including relocation programs, and other benefit practices, policies and programs generally available to the Company’s other executives at the senior grade level, in accordance with the terms and conditions of such arrangements as in effect from time to time. The CEO Agreement set Mr. Gochnauer’s initial target annual incentive award opportunity under the MIP at an amount equal to 80% of his base pay, with a potential payout range of 40% to 160% of base salary, subject to achievement of performance goals. It also provided for a guaranteed 2002 cash bonus in lieu of any MIP award and the grant on his employment date of options to purchase 400,000 shares of the Company’s Common Stock. In addition to his participation in USSC’s qualified pension plan, the CEO Agreement entitles Mr. Gochnauer to a non-qualified retirement benefit equal to the additional pension benefit from five years of additional age and service credits.

If Mr. Gochnauer’s employment is terminated during the employment term by Mr. Gochnauer for Good Reason or by the Company without Cause (as such terms are defined below), Mr. Gochnauer will be entitled to receive: (a) all accrued benefits, including any earned but unpaid salary and any accrued but unpaid incentive awards for the prior year; (b) an amount equal to two times his then existing base salary payable over 24 months following termination (or three times his base salary payable in a lump sum in the event such termination occurs within two years of a Change of Control (as defined below)); (c) an amount equal to two times the greater of (i) his target incentive compensation award for the year in which his employment is terminated or (ii) his average annual bonus for the prior three years, payable over 24 months following termination (or three times such amount payable in a lump sum in the event such termination occurs within two years of a Change of Control); (d) a pro rata portion of his target incentive compensation award for the year in which termination occurs payable in a lump sum; (e) continued medical, dental, hospitalization, life and disability insurance coverage until the earlier of 24 months from the date of termination (or three years in the event such termination occurs within two years of a Change of Control) or the date he receives substantially equivalent coverage from a subsequent employer; (f) continued vesting of option awards if permitted under the Prior Equity Plan and provided for in his option agreements; and (g) career transition assistance services. In the event of termination within two years of a Change of Control, Mr. Gochnauer also will be entitled to a non-qualified retirement benefit equal to the additional pension benefit from three additional years of age and service credits and reimbursement for reasonable attorneys’ fees incurred in conjunction with any disputes regarding the benefits he is entitled to under the CEO Agreement. The CEO Agreement also provides that Mr. Gochnauer will receive a “gross-up” payment as reimbursement for any excise tax which may be imposed as a result of any payment under the CEO Agreement or otherwise. In addition, the CEO Agreement also prohibits Mr. Gochnauer from competing against the Company in the United States and Canada or soliciting any of the Company’s customers or employees for a period of two years following his employment termination.

The Executive Employment Agreements signed by the named executive officers have definitions that differ slightly from each other, including slight variations in the definitions of “Cause,” “Good Reason,” and “Change of Control.” As a result, the circumstances that trigger the executives’ severance benefits are slightly different. Generally, however, when used in connection with a named executive officers’ rights under his or her employment agreement, the terms “Cause,” “Good Reason,” and “Change of Control” have the following definitions:

(1) Cause means (i) conviction of, or plea of no contest to, a felony (excluding motor vehicle violations); (ii) theft or embezzlement from the Company or the commission of any other act of moral turpitude; (iii) illegal use of drugs; (iv) material breach of the executive’s employment agreement; (v) gross negligence or willful misconduct in the performance of the executive’s duties; (vi) breach of any fiduciary duty owed to the Company; or (vii) the executive’s willful refusal to perform the assigned duties for which the executive is qualified as directed by his or her supervisor or by the Board. Generally, in the case of an event constituting Cause that is curable by the executive, the executive must fail to cure the event within thirty days after receipt of notice of the event from the Company.

(2) With respect to Mr. Gochnauer’s employment agreement, Good Reason means (i) any material breach by the company of his employment agreement, (ii) any material reduction in his title, duties,

responsibilities or authority; provided, however, that a change in the number or identity of Mr. Gochnauer’s direct reports shall not be deemed by itself to materially reduce his title, duties, responsibilities or authority, as long as he continues to report to the Board of Directors, or (iii) without Mr. Gochnauer’s written consent: (A) a reduction in his base salary or elimination of or reduction in the level of executive benefits and/or perquisites (other than across-the-board reductions applied in the same percentage at the same time to all of the Company’s senior executives at the senior grade level), (B) the relocation of the Company’s principal place of employment more than fifty miles from its previous location in Des Plaines, Illinois, or (C) the relocation of the Company’s corporate headquarters office outside of the Chicago metropolitan area.

(3) With respect to the other named executive officers’ employment agreements, Good Reason means (i) any material breach by the Company of the executive’s employment agreement, (ii) any material reduction in the executive’s title, duties, responsibilities or authority; provided, however, that neither (A) a change in the person to whom the executive reports or the number or identity of the people who report directly to the executive, nor (B) a change in the executive’s title, duties, responsibilities or authority as a result of a realignment or restructuring of the Company’s executive organizational chart nor (C) a change in the executive’s title, duties, responsibilities or authority as a result of a realignment or restructuring of the Company shall necessarily be deemed by itself to materially reduce executive’s title, duties, responsibilities or authority, as long as, in the case of either (A), (B) or (C), the executive continues to report to either the Chief Executive Officer or Chief Operating Officer of the Company or to the person to whom he reported immediately prior to a Change of Control or to an executive of equivalent responsibility and authority, or (iii) without Executive’s written consent: (A) a reduction in the executive’s base salary or a material reduction determined on an aggregate basis in the level of executive benefits, perquisites and incentive opportunities, (B) the relocation of the executive’s principal place of employment more than fifty (50) miles from its location on the date of a Change of Control, or (C) the relocation of the Company’s corporate headquarters office outside of the metropolitan area in which it is located on the date of a Change of Control.

(4) Change of Control means

(a) Any “Person” (having the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” within the meaning of Section 13(d)(3)) has or acquires “Beneficial Ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors (“Voting Securities”); provided, however, that the acquisition or holding of Voting Securities by (i) the Company of any of its subsidiaries, (ii) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any of its subsidiaries, or (iii) any Person in which the executive has a substantial equity interest shall not constitute a Change of Control. Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person acquired Beneficial Ownership of more than the permitted amount of Voting Securities as a result of the issuance of Voting Securities by the Company in exchange for assets (including equity interests) or funds with a fair value equal to the fair value of the Voting Securities so issued; provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the issuance of Voting Securities by the Company, and after such issuance of Voting Securities by the Company, such Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the Voting Securities Beneficially Owned by such Person to more than 50% of the Voting Securities of the Company, then a Change of Control shall occur;

(b) At any time during a period of two consecutive years, the individuals who at the beginning of such period constituted the Board (the “Incumbent Board”) cease for any reason to constitute more than 50% of the Board; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of more than 50% of the directors then comprising the Incumbent Board, such new director shall, for purposes of this subsection (b), be considered as though such person were a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of (i) either an actual “Election Consent” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board (a “Proxy Contest”), or (ii) by reason of an agreement intended to avoid or settle any actual or threatened Election Contest or Proxy Contest;

(c) Consummation of a merger, consolidation or reorganization or approval by the Company’s stockholders of a liquidation or dissolution of the Company or the occurrence of a liquidation or dissolution of the Company (“Business Combination”), unless, following such Business Combination: (1) the Persons with Beneficial Ownership of the Company, immediately before such Business Combination, have Beneficial Ownership of more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation (or in the election of a comparable governing body of any other type of entity) resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Surviving Company”) in substantially the same proportions as their Beneficial Ownership of the Voting Securities immediately before such Business Combination, (2) the individuals who were members of the Incumbent Board immediately prior to the execution of the initial agreement providing for such Business Combination constitute more than 50% of the members of the board of directors (or comparable governing body of a noncorporate entity) of the Surviving Company; and (3) no Person (other than the Company, any of its subsidiaries or any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Company or any Person who immediately prior to such Business Combination had Beneficial Ownership of 30% or more of the then Voting Securities) has Beneficial Ownership of 30% or more of the then combined voting power of the Surviving Company’s then outstanding voting securities; provided, that notwithstanding this clause (3), a Change of Control shall not be deemed to occur solely because any Person acquired Beneficial Ownership of more than 30% of Voting Securities as a result of the issuance of Voting Securities by the Company in exchange for assets (including equity interests) or funds with a fair value equal to the fair value of the Voting Securities so issued; provided, however that a Business Combination with a Person in which the executive has a substantial equity interest shall not constitute a Change of Control, or

(d) Approval by the Company’s stockholders of an agreement for the assignment, sale, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Company to any Person (other than a Person in which the executive has a substantial equity interest and other than a subsidiary of the Company or other entity, the Persons with Beneficial Ownership of which are the same Persons with Beneficial Ownership of the Company and such Beneficial Ownership is in substantially the same proportions), or the occurrence of the same.

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person acquired Beneficial Ownership of more than the permitted amount of Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by such Person; provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such acquisition of Voting Securities by the Company, such Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the Voting Securities Beneficially Owned by such Person, then a Change of Control shall occur.

CFO Transition and Release Agreement

On September 1, 2006 the Company, USSC and Kathleen S. Dvorak, Senior Vice President and Chief Financial Officer, entered into a Transition and Release Agreement (the “Transition and Release Agreement”) pursuant to which Ms. Dvorak will continue her responsibilities as Chief Financial Officer until the date a new Chief Financial Officer is elected (the “Transition Date”). Ms. Dvorak will continue in an advisory capacity for an additional 90 days from the Transition Date or such shorter or longer period of time as she and the President and Chief Executive Officer of the Company mutually agree (the “Termination Date”). However, in no event shall the Termination Date under this Agreement be later than June 30, 2007. Pursuant to the terms of the Transition and Release Agreement, the Company will pay Ms. Dvorak an amount equal to one and three quarters times her base salary as of the Termination Date plus one and three quarters times the target incentive compensation award for full calendar year 2007. Ms. Dvorak will also receive an amount equal to the pro-rated portion of her target incentive award for 2007 (pro-rated based on the number of days from January 1, 2007 through the Termination Date divided by 365).

Ms. Dvorak and her eligible dependents are entitled to continue to be covered, as applicable, by the medical, vision, dental, hospitalization, life and disability insurance plans as in effect for her on the Termination Date until the earlier of (i) twenty-one (21) months after the Termination Date or (ii) the date she receives substantially equivalent coverage under the plans, programs and/or arrangements of a subsequent employer. Ms. Dvorak may elect to extend the benefits coverage she is entitled to receive under Consolidated Omnibus Budget Reconciliation Act (“COBRA”) until the earlier of (i) the five (5) year anniversary of the Termination Date or (ii) the date she receives substantially equivalent coverage under the plans, programs and/or arrangement of a subsequent employer.

The Company granted Ms. Dvorak 5,000 restricted shares of the Company’s common stock, which shall vest upon the Termination Date. In the event that Ms. Dvorak’s employment with the Company ends prior to the Termination Date, the 5,000 shares shall be forfeited.

The consideration provided under the Transition and Release Agreement is in lieu of the payments that would have been due to Ms. Dvorak pursuant to her Executive Employment Agreement with the Company. The Agreement for Ms. Dvorak provides a full release of the Company and prohibits her from competing against the Company in the United States and Canada or soliciting any of the Company’s customers or employees for a period of 18 months following the Termination Date.

Other Named Executive Officer Agreements

The Company and USSC also entered into an Executive Employment Agreement with Eric A. Blanchard, Senior Vice President, General Counsel and Secretary, effective as of January 4, 2006. The employment agreement with Mr. Blanchard provided for an initial 2006 base salary of $280,000. The Company and USSC entered into an Executive Employment Agreement, effective as of October 19, 2004, with Patrick T. Collins, Senior Vice President, Sales. The agreement provided for an initial 2004 base salary of $300,000 for Mr. Collins. The Company and USSC also entered into an Executive Employment Agreement with P. Cody Phipps, Senior Vice President, effective as of August 18, 2003, which the parties amended on March 14, 2005. On October 23, 2006, Mr. Phipps was promoted to the position of President, United Stationers Supply. His employment agreement was not amended as a result of his promotion. The employment agreement with Mr. Phipps provided for an initial 2003 base salary of $275,000. Each of the employment agreements provides that the Board shall review the executive’s base salary from time to time and may, in the Board’s discretion, increase the base salary.

The employment agreements also provide that Messrs. Blanchard, Collins and Phipps are eligible to receive annual incentive compensation awards under the Company’s management incentive or bonus plans, subject to achievement of performance goals determined under the plans. Their target annual incentive award opportunity for 2006 under the MIP was equal to 50% of their base pay, except Mr. Phipps’ award opportunity was increased from 50% to 65% of his base pay in connection with his October 2006 promotion. In addition, their employment agreements entitle them to participate in all stock option, incentive, savings and retirement plans, welfare benefit plans and programs, executive fringe benefit and perquisite programs, and other benefit practices, policies and programs generally available to the Company’s other executives at the same grade level. Mr. Blanchard’s agreement provided for his receipt of a one-time acceptance bonus of $50,000. Mr. Blanchard’s agreement also provided for a $50,000 retention bonus payable in June 2007, provided he is an associate in good standing at the time the bonus becomes payable. Mr. Blanchard also received relocation benefits in the amount of $276,495, a portion of which he will be required to repay to the Company if he voluntarily terminates his employment prior to January 4, 2008. Mr. Phipps’ agreement provided for his receipt of a one-time acceptance bonus of $75,000. Mr. Phipps’ agreement also provided for a $50,000 retention bonus in August 2004 and a second retention bonus of $75,000 payable in August 2005, provided that he is an officer of the Company and USSC in good standing at the time the bonuses become payable. Mr. Phipps’ employment agreement also entitles him to a non-qualified retirement benefit equal to the additional pension benefit from five years of additional age and service credits. Mr. Collins’ agreement provided for his receipt of a one-time acceptance bonus of $150,000.

Under these employment agreements with Messrs. Blanchard, Collins and Phipps, if the executive’s employment is terminated during the employment term by the Company without “Cause” (as defined above), and in the case of Mr. Blanchard if his employment is terminated during the employment term by him for “Good Reason,” (as defined above) the executive will be entitled to receive: (a) all accrued benefits, including any earned but unpaid salary and any accrued but unpaid incentive awards for the prior year; (b) an amount equal to one and one-half times his then existing base salary payable over 18 months following termination (or two times his base salary payable in a lump sum in the event such termination occurs within two years of a Change of Control (as defined above)); (c) an amount equal to one and one-half times his target incentive compensation award for the year in which termination occurs payable over 18 months following termination, except in the case of Mr. Collins where it would be payable at such time as the incentive award would otherwise be paid (or two times such amount payable in a lump sum in the event such termination occurs within two years of a Change of Control); (d) a pro rata portion of his target incentive compensation award for the year in which termination occurs payable in a lump sum; (e) continued medical, dental, hospitalization, life and disability insurance coverage until the earlier of 18 months from the date of termination (or two years in the event such termination occurs within two years of a Change of Control) or the date he receives substantially equivalent coverage from a subsequent employer; (f) continued vesting of option awards if permitted under the Prior Equity Plan and provided for in his option agreement; and (g) career transition assistance services. In the event of termination within two years of a Change of Control, such executive also will be entitled to a non-qualified retirement benefit equal to the additional pension benefit from two additional years of age and service credits and reimbursement for reasonable attorneys’ fees incurred in conjunction with any disputes regarding the benefits provided for under the agreement. The agreements also provide that the executive will receive a “gross-up” payment as reimbursement for any excise tax which may be imposed as a result of any payment under the agreement or otherwise.

The agreements for Messrs. Collins and Phipps prohibit the executive from competing against the Company in the United States and Canada or soliciting any of the Company’s customers or employees for a period of 18 months following his employment termination. The agreement for Mr. Blanchard prohibits the executive from competing against the Company in the United States and Canada or soliciting any of the Company’s customers for a period of 18 months following his employment termination. He is also prohibited from soliciting any of the Company’s employees for a period of two years following his employment termination.

Change of Control Terms under the Long Term Incentive Plan

The LTIP, which was adopted by the Company and approved by stockholders in 2004, permits the Human Resources Committee to grant different types of awards, including options, stock appreciation rights, full value awards (including restricted stock) and cash incentive awards. The named executive officers received option grants under the LTIP during 2004, 2005 and 2006. Vesting of equity awards under the LTIP accelerates under certain circumstances related to a Change of Control and the termination of the named executive officer’s employment either by the Company without Cause or by the executive for Good Reason. The definitions of “Change of Control,” “Cause,” and “Good Reason” under the LTIP are similar to the definitions of the same terms under the Executive Employment Agreements.

In the event of a Change of Control of the Company, as defined in the LTIP, one-half of the shares covered by non-vested options held by a named executive officer who is employed on the date of the Change of Control will become immediately vested as of such date. In addition, if a named executive officer’s employment is terminated by the named executive officer for Good Reason, as defined in the LTIP, or by the Company without Cause, as defined in the LTIP, during the two-year period following a Change of Control, all awards granted prior to the Change of Control that have not vested prior to the named executive officer’s date of termination will become immediately vested as of such date.

If a named executive officer’s employment is terminated during an Anticipated Change of Control for Good Reason or without Cause, and within two years of the named executive officer’s termination a Change of Control occurs, then all outstanding awards held by the named executive officer on the date of termination will become vested as of the date of the Change of Control. An Anticipated Change of Control is generally defined under the LTIP as the Company entering into an agreement that would result in a Change of Control or any person publicly announcing an intention to take or consider taking actions the consummation of which would constitute a Change of Control.

Change of Control Terms under the Prior Equity Plan

The named executive officers have options to acquire shares of the Company’s Common Stock that were granted prior to the effective date of the LTIP. These options are eligible for accelerated vesting in connection with a Change of Control of the Company, as defined in the United Stationers Inc. 2000 Management Equity Plan, as amended and restated as of July 31, 2002 (collectively, the “Prior Equity Plan”). One-half of the shares covered by a participant’s options that are outstanding, but not yet exercisable, immediately prior to a Change of Control generally become exercisable immediately as of the date of such a Change of Control, provided that the participant’s employment did not terminate prior to such Change of Control date. In addition, if a participant’s employment is terminated by the Company or any of its subsidiaries without “Cause” or by the participant in circumstances constituting “Good Reason” (as such terms are defined in the Prior Equity Plan) after the date of the Change of Control but within one year thereafter, any options granted before the date of the Change of Control that are not then fully vested will become fully vested and immediately exercisable as of such employment termination date.

The Prior Equity Plan also provides that, in specified situations in which (1) a participant’s termination of employment by the Company or any of its subsidiaries without Cause or by the participant for Good Reason occurs during an “Anticipated Change of Control” (as defined), and (2) a Change of Control occurs within one year after such employment termination, the participant’s options outstanding and unvested as of the employment termination date will become fully vested and exercisable.

The definitions of “Cause,” “Good Reason,” “Change of Control” and “Anticipated Change of Control” under the Prior Equity Plan are similar to the definitions under the LTIP.

Change of Control Terms under the Management Incentive Plan

The MIP provides that if the plan terminates upon or after a Change of Control (as defined in the MIP) during the plan year in which the Change of Control occurs, participants will be entitled to their target incentive award for such plan year. The definition of Change of Control in the MIP is similar to the definition under the LTIP.

Potential Post-Employment Payments

Our executive officers are eligible to receive benefits in the event their employment is terminated (1) by the Company without cause, (2) upon their retirement, disability or death or (3) in certain circumstances following a Change of Control. The amount of benefits will vary based on the reason for the termination.

The following sections present calculations as of December 31, 2006 of the estimated benefits our executive officers would have received had a triggering event occurred as of that date. Although the calculations are intended to provide reasonable estimates of the potential benefits, they are based on numerous assumptions and may not represent the actual amount an executive would receive if a triggering event were to occur.

In addition to the amounts disclosed in the following sections, each executive officer would retain the amounts which he or she has earned or accrued over the course of his or her employment prior to the termination event, such as the executive’s balances under our deferred compensation plans, accrued retirement benefits and previously vested stock options (“Accrued Benefits”). For further information about previously earned and accrued amounts, see “Executive Compensation — Summary Compensation Table,” “Executive Compensation — Outstanding Equity Awards at December 31, 2006,” “Executive Compensation — Option Exercises and Stock Vested Table,” “Executive Compensation — Pension Benefits in 2006,“and “Executive Compensation — Non-Qualified Deferred Compensation.”

Severance Benefits

If the employment of Messrs. Gochnauer, Blanchard, Phipps or Collins is terminated by the Company for any reason other than Cause or the executive’s permanent disability (as defined in the Company’s Board-approved disability plan or policy as in effect from time to time) and other than within two years following a Change of Control and, in the case of Messrs. Gochnauer and Blanchard, if the executive’s employment is terminated by the executive for Good Reason, then he will be entitled to receive the following benefits pursuant to the executive’s Executive Employment Agreement:

•	Messrs. Phipps, Blanchard and Collins are each entitled to receive cash compensation equal to one and one-half times their then existing base salary. Mr. Gochnauer is entitled to receive cash compensation equal to two times his then existing base salary.

•	Messrs. Phipps, Blanchard and Collins are each entitled to payment in an amount equal to one and one-half times the actual incentive compensation award that would otherwise be payable for the calendar year in which the termination date occurs. Mr. Gochnauer is entitled to two times the greater of (a) the target incentive compensation award for the calendar year in which the termination date occurs or (b) the average of his actual incentive compensation for the three prior calendar years. Mr. Gochnauer is also entitled to a prorated portion of his target incentive compensation for the year in which the termination date occurs, to be paid within thirty days following the termination date.

•	Messrs. Phipps, Blanchard and Collins are each entitled to continue to participate in medical, dental, hospitalization, life and disability insurance plans, programs or other arrangements until the earlier of (a) the eighteen-month anniversary following the termination date, or (b) the date the executive receives substantially equivalent coverage under the plans, programs and/or arrangements of a subsequent employer. Mr. Gochnauer is entitled to continue to participate in medical, dental, hospitalization, life and disability insurance plans, programs or other arrangements until the earlier of (a) the twenty-four month anniversary following the termination date, or (b) the date he receives substantially equivalent coverage under the plans, programs and/or arrangements of a subsequent employer.

•	Messrs. Gochnauer, Phipps and Collins are entitled to receive executive level career transition assistance services in an amount not to exceed twenty percent of the sum of (i) the executive’s then existing base salary and (ii) the target incentive compensation award for the calendar year during which the termination date occurs. Mr. Blanchard is entitled to receive executive level career transition assistance services in an amount not to exceed ten percent of his then existing base salary. The executive cannot receive cash in lieu of these services.

For Messrs. Phipps, Blanchard and Collins, these severance payments will be offset by compensation the executive earns during the eighteen-month period following the date his employment with the Company ends.

Ms. Dvorak is entitled to separation benefits pursuant to her Transition and Release Agreement. Specifically, Ms. Dvorak is entitled to the following benefits:

•	An amount equal to one and three-quarters times her base salary as of her termination date.

•	An amount equal to one and three quarters times the target incentive compensation award for calendar year 2006.

•	An amount equal to the pro-rated portion of her actual incentive award for 2006 (pro-rated based on the number of days from January 1, 2006 through the termination date divided by 365).

•	Ms. Dvorak and her dependents are entitled to continue to participate in medical, vision, dental, hospitalization, life and disability insurance plans in effect for her on the termination date until the earlier of (a) twenty-one months following the termination date, or (b) the date she receives substantially equivalent coverage under the plans, programs and/or arrangements of a subsequent employer. Ms. Dvorak may elect to extend her coverage under COBRA until the earlier of (i) the five year anniversary of the termination date or (ii) the date she receives substantially equivalent coverage under the plans, programs and/or arrangements of a subsequent employer.

•	Ms. Dvorak was granted 5,000 restricted shares pursuant to her Transition and Release Agreement. The shares vest as follows: (i) 3,000 shares vest if her termination date occurs in 2006 and the remaining shares shall be forfeited; or (ii) 5,000 shares vest if the termination date occurs during calendar year 2007, provided in either case that Ms. Dvorak has satisfied her obligations under the Agreement prior to the termination date. In this instance, assuming Ms. Dvorak’s termination occurred December 31, 2006, she would be entitled to 3,000 shares, for a total dollar value of $140,070 based on the closing price of the Company’s common stock of $46.69 on December 29, 2006.

•	Ms. Dvorak is entitled to receive executive level career transition assistance services in an amount not to exceed $50,000 pursuant to her Transition and Release Agreement. She cannot receive cash in lieu of these services.

Severance-related benefits are provided only if the executive executes the Company’s then current standard release agreement as a condition to receiving any of the payments and benefits.

The following table presents the estimated separation benefits we would have been required to pay to each named executive officer if his/her employment had been terminated as of December 31, 2006.

Estimated Severance Pay

				Vesting of Unvested
	Cash Compensation			Equity Awards		Benefits	Other
		Incentive	Vacation	Stock	Restricted	Health and Welfare
	Salary	Compensation	Pay	Options	Stock(1)	Benefits	Outplacement	Total
Name	($)	($)	($)	($)	($)	($)	($)	($)
Richard W. Gochnauer	$1,662,000	$1,994,400	$63,923	—	—	$25,236	$299,160	$4,044,719
Kathleen S. Dvorak	$511,000	$494,204	$22,462	—	$140,070	$20,735	$50,000	$1,283,471
P. Cody Phipps	$645,000	$434,593	$33,077	—	—	$18,363	$121,442	$1,252,475
Eric A. Blanchard	$420,000	$343,342	$21,538	—	—	$17,721	$28,000	$830,601
Patrick T. Collins	$466,200	$381,109	$23,908	—	—	$17,853	$93,240	$982,310

(1)	Based on the closing price of the Company’s common stock on December 29, 2006, which was $46.69.

Retirement, Disability and Death

If employment is terminated as a result of the executive’s death, disability, or retirement, then the executive shall be entitled to (i) any benefits that may be payable to the executive under any applicable Board-approved disability, life insurance or retirement plan or policy in accordance with the terms of such plan or policy, and (ii) except for Ms. Dvorak, a lump sum payment to be paid within thirty days following the termination date in an amount equal to the pro-rata target incentive compensation award for the calendar year during which the termination date occurs by reason of the executive’s death, disability or retirement.

Mr. Phipps was granted 4,350 restricted shares on October 23, 2006, which vest on October 23, 2009. If his termination occurs by reason of his death or permanent and total disability, a pro rata portion of the restricted shares that have not otherwise vested under the Agreement will then become vested as of his date of termination. Based on the calculation method set forth in the restricted share award, if his termination had occurred on December 31, 2006 due to death or disability, Mr. Phipps would have been entitled to 241 shares at the closing price of $46.69, for a total dollar value of $11,252.29.

Potential Change of Control Payments

Under the Company’s Long Term Incentive Plan and the Company’s predecessor equity plan, 50% of each named executive officer’s unvested equity awards automatically vest following a Change of Control, unless the award recipient’s employment is terminated after the Change of Control, in which case 100% of the recipient’s unvested equity awards automatically vest. If the executive’s date of termination occurs during an anticipated Change of Control and a Change of Control then occurs within two years following his or her date of termination, the number of restricted shares that were forfeited on the date of termination will be granted to him or her on a fully vested basis as of the date of the Change of Control and the option shares, including options that may have expired on or after the date of termination and prior to the Change of Control, will be fully vested and exercisable on the date of Change of Control.

If the employment of a named executive officer other than Ms. Dvorak is terminated after a Change of Control, the executive will be entitled to the benefits listed below pursuant to his Executive Employment Agreement. If Ms. Dvorak’s employment is terminated after a Change of Control, her severance benefits will be as described under “— Severance Benefits,” except that all her unvested equity awards will vest. Both the vesting of equity awards and the receipt of the benefits described below assume the executive’s employment is terminated either (i) by the Company for any reason other than Cause or disability or (ii) by the executive for Good Reason.

•	Messrs. Phipps, Blanchard and Collins are each entitled to receive cash compensation equal to two times their then existing base salary. Mr. Gochnauer is entitled to receive cash compensation equal to three times his then existing base salary.

•	Messrs. Phipps, Blanchard and Collins are each entitled to payment in an amount equal to (i) two times the target incentive compensation award that would otherwise be payable for the calendar year in which the termination date occurs plus (ii) a prorated portion of his target incentive compensation for the year in which the termination date occurs. Mr. Gochnauer is entitled to three times the greater of (a) the target incentive compensation award for the calendar year in which the termination date occurs or (b) the average of his actual incentive compensation for the three prior calendar years. Mr. Gochnauer is also entitled to a prorated portion of his target incentive compensation for the year in which the termination date occurs.

•	Messrs. Phipps, Blanchard and Collins are each entitled to continue to participate in medical, dental, hospitalization, life and disability insurance plans, programs or other arrangements until the earlier of (a) the second anniversary following the termination date, or (b) the date the executive receives substantially equivalent coverage under the plans, programs and/or arrangements of a subsequent employer. Mr. Gochnauer is entitled to continue to participate in medical, dental, hospitalization, life and disability insurance plans, programs or other arrangements until the earlier of (a) the third anniversary following the termination date, or (b) the date he receives substantially equivalent coverage under the plans, programs and/or arrangements of a subsequent employer.

•	The executive will be provided a non-qualified retirement benefit equal to the additional pension benefit from two years of additional age and service credits (three years, in the case of Mr. Gochnauer).

•	The executive is entitled to executive level career transition assistance services. Messrs. Gochnauer, Phipps and Collins are entitled to receive an amount not to exceed twenty percent of the sum of (i) the executive’s then existing base salary and (ii) the target incentive compensation award for the calendar year during which the termination date occurs. Mr. Blanchard is entitled to receive an amount not to exceed ten percent of his then existing base salary. Ms. Dvorak is entitled to receive $50,000 pursuant to her Transition and Release Agreement. The executive cannot receive cash in lieu of these services.

•	The Company will reimburse the executive for any excise tax under Section 280G of the Internal Revenue Code and for any income tax payable by the executive as a result of any reimbursements for the excise tax.

•	The executive will be entitled to be reimbursed by the Company on an as incurred basis for his reasonable attorneys’ fees, costs and expenses incurred in conjunction with any dispute regarding these benefits.

Payments Triggered Upon a Change of Control.

Upon a Change of Control, fifty percent of any outstanding unvested equity awards would vest. For each named executive officer, the following table shows the value of unvested equity awards that would vest if a Change of Control had occurred on December 31, 2006, based on the closing price of the Company’s common stock on December 29, 2006.

	Vesting of Unvested Equity Awards
	Stock Options	Restricted Stock	Total
	($)	($)	($)
Richard W. Gochnauer	$1,939,242	—	$1,939,242
Kathleen S. Dvorak	$18,634	$186,760	$205,394
P. Cody Phipps	$30,295	$101,551	$131,846
Eric A. Blanchard	$6,484	—	$6,484
Patrick T. Collins	$7,823	—	$7,823

Payments Triggered Upon a Termination Following a Change of Control.

The following table assumes that each executive is terminated after a Change of Control for reasons other than for Cause, retirement, disability or death. These values are estimated as of December 31, 2006.

	Cash Compensation			Benefits		Other
				Health and
		Incentive	Vacation	Welfare			Vesting of	Excise Tax and
	Salary	Compensation	Pay	Benefits	Pension	Outplacement	Unvested	Gross-up(1)
Name	($)	($)	($)	($)	($)	($)	Equity	($)	Total
Richard W. Gochnauer	2,493,000	2,659,200	63,923	37,854	44,299	299,160	3,878,484	1,412,467	10,888,387
Kathleen S. Dvorak	511,000	494,204	22,462	20,753	—	50,000	270,717	—	1,369,136
P. Cody Phipps	860,000	531,625	33,077	18,363	14,158	121,442	263,692	327,808	2,170,165
Eric A. Blanchard	560,000	420,000	21,538	23,628	—	28,000	12,968	—	1,066,134
Patrick T. Collins	621,600	466,200	23,908	23,804	—	93,240	15,646	—	1,244,398

(1)	The Company will reimburse the executive for any excise tax under Section 280G of the Internal Revenue Code and for any income tax payable by the executive as a result of any reimbursement for the excise tax. The amounts in this column are based on a Section 280G tax rate of 20%, a statutory 35% federal income tax rate, a 1.45% Medicare tax rate and a 3% state income tax rate.

DIRECTOR COMPENSATION

Directors’ Compensation

Mr. Gochnauer is an employee director who receives no additional compensation for serving on the Board of Directors. In 2006, the Company provided the following annual compensation to directors who are not employees.

					Change in Pension
					Value and
				Non-Equity	Nonqualified
	Fees Earned	Stock		Incentive Plan	Deferred
	or Paid	Awards	Option	Compensation	Compensation	All Other	Total
Name	in Cash ($)(1)	($)	Awards ($)(2)	($)	Earnings	Compensation	($)
Frederick B. Hegi, Jr.	$88,500	—	$63,577	—	—	—	$152,077
Charles K. Crovitz	$94,000	—	$24,118	—	—	—	$118,118
Daniel J. Good	$101,500	—	$54,526	—	—	—	$156,026
Ilene S. Gordon	$89,000	—	$54,526	—	—	—	$143,526
Roy W. Haley	$112,000	—	$54,526	—	—	—	$166,526
Benson P. Shapiro	$88,000	—	$54,526	—	—	—	$142,526
John J. Zillmer	$92,000	—	$43,005	—	—	—	$135,005
Alex D. Zoghlin(3)	$30,593	—	—	—	—	$9,500	$40,093

(1)	The following directors deferred 2006 cash compensation into their deferred share accounts under the United Stationers Inc. Non-employee Directors’ Deferred Stock Compensation Plan (as described below under “Deferred Compensation”):

Name	2006 Cash Deferred	Shares
Frederick B. Hegi, Jr.	$88,500	1,818
Benson P. Shapiro	$88,000	1,809
Alex D. Zoghlin	$30,593	580

(2)	During 2006, each non-employee director other than the Chairman of the Board received an option to purchase 4,893 shares of the Company’s Common Stock. In consideration of his role the Chairman received an option to purchase 5,545 shares. Amounts in this column represent the expenses recognized in the Company’s 2006 financial statements related to options granted in 2006, 2005, 2004 and 2003. The directors’ outstanding stock option grants as of December 31, 2006 are shown below. See “Director Compensation — Equity Compensation” for more information. Also, a discussion of the assumptions used in calculating these values may be found in Note 3 “Share-Based Compensation” of our audited financial statements on pages 48-51 of our annual report on Form 10-K.

(3)	Mr. Zoghlin served on the Company’s Board of Directors from 2000 until his resignation effective on May 10, 2006. Mr. Zoghlin forfeited 9,997 stock options as a result of his resignation. Subsequent to his resignation, Mr. Zoghlin and the Company entered into a consulting agreement that paid cash consideration to him during 2006 in the amount of $9,500, which is included in the “All Other Compensation” column.

Directors’ Outstanding Option Awards at December 31, 2006

	Option Awards
					Number of
		Option	Option	Number of	Options That		Grant Date
		Expiration	Exercise Price	Vested	Have Not	Total	Fair Value
Name	Grant Date	Date	($)	Options	Vested	Outstanding	($)
Frederick B. Hegi, Jr.	1/28/1998	1/27/2008	$23.38	30,000	—	30,000	$425,100
	8/7/2002	8/7/2012	$25.00	7,000	—	7,000	62,020
	8/11/2003	8/11/2013	$38.11	6,500	—	6,500	71,630
	9/1/2004	9/1/2014	$41.38	4,000	2,000	6,000	64,020
	9/1/2005	9/1/2015	$46.59	1,824	3,649	5,473	62,392
	9/1/2006	9/1/2016	$45.98	—	5,545	5,545	62,381
Total				49,324	11,194	60,518	$747,543
Charles K. Crovitz	10/11/2005	10/11/2015	$46.01	1,609	3,220	4,829	$54,085
	9/1/2006	9/1/2016	$45.98	—	4,893	4,893	55,046
Total				1,609	8,113	9,722	$109,131
Daniel J. Good	1/28/1998	1/27/2008	$23.38	6,000	—	6,000	$85,020
	8/7/2002	8/7/2012	$25.00	6,000	—	6,000	53,160
	8/11/2003	8/11/2013	$38.11	5,500	—	5,500	60,610
	9/1/2004	9/1/2014	$41.38	3,333	1,667	5,000	53,350
	9/1/2005	9/1/2015	$46.59	1,609	3,220	4,829	55,051
	9/1/2006	9/1/2016	$45.98	—	4,893	4,893	55,046
Total				22,442	9,780	32,222	$362,237
Ilene S. Gordon	8/7/2002	8/7/2012	$25.00	6,000	—	6,000	$53,160
	8/11/2003	8/11/2013	$38.11	5,500	—	5,500	60,610
	9/1/2004	9/1/2014	$41.38	3,333	1,667	5,000	53,350
	9/1/2005	9/1/2015	$46.59	1,609	3,220	4,829	55,051
	9/1/2006	9/1/2016	$45.98	—	4,893	4,893	55,046
Total				16,442	9,780	26,222	$277,217
Roy W. Haley	3/16/1998	3/15/2008	$31.63	30,000	—	30,000	$567,900
	8/7/2002	8/7/2012	$25.00	6,000	—	6,000	53,160
	8/11/2003	8/11/2013	$38.11	5,500	—	5,500	60,610
	9/1/2004	9/1/2014	$41.38	3,333	1,667	5,000	53,350
	9/1/2005	9/1/2015	$46.59	1,609	3,220	4,829	55,051
	9/1/2006	9/1/2016	$45.98	—	4,893	4,893	55,046
Total				46,442	9,780	56,222	$845,117
Benson P. Shapiro	8/7/2002	8/7/2012	$25.00	6,000	—	6,000	$53,160
	8/11/2003	8/11/2013	$38.11	5,500	—	5,500	60,610
	9/1/2004	9/1/2014	$41.38	3,333	1,667	5,000	53,350
	9/1/2005	9/1/2015	$46.59	1,609	3,220	4,829	55,051
	9/1/2006	9/1/2016	$45.98	—	4,893	4,893	55,046
Total				16,442	9,780	26,222	$277,217
John J. Zillmer	10/21/2004	10/21/2014	$44.90	3,333	1,667	5,000	$55,750
	9/1/2005	9/1/2015	$46.59	1,609	3,220	4,829	55,051
	9/1/2006	9/1/2016	$45.98	—	4,893	4,893	55,046
Total				4,942	9,780	14,722	$165,847

General

During 2006, the Governance Committee of the Company’s Board of Directors undertook one of its periodic reviews of the compensation paid to the Company’s non-employee Directors. The Governance Committee evaluated the current and recent historical cash, equity and total compensation paid by the Company to its non-employee Directors in light of benchmark data from a comparator group of companies (consistent with that used by the Human Resources Committee in its management compensation reviews) and established a total target compensation level based on the benchmark data. As a result of this review, the Governance Committee recommended to the Company’s Board of Directors, and the Board approved, adjustments in the cash compensation payable to the Company’s non-employee Directors and an annual stock option grant, as described more fully below.

The following table summarizes the total compensation paid to the Company’s non-employee Directors for 2006:

Retainer	$60,000
Board Attendance Fees
• In person	$4,000 per meeting
• By teleconference	$1,000 per meeting
Committee Attendance Fees
• In connection with a Board meeting or by teleconference
- Audit Committee Chair	$2,500 per meeting
- Other Committee Chairs(1)	$2,000 per meeting
- Other non-employee Directors	$500 per meeting
• Not in connection with a Board meeting
- Audit Committee Chair	$2,500 per meeting
- Other Committee Chairs(2)	$2,000 per meeting
- Other non-employee Directors	$1,000 per meeting
2006 Option Grant(3)
• Chairman of the Board	5,545 share option
• All other non-employee Directors	4,893 share option

(1)	Meeting fees for the Committee chairs, with the exception of the Audit Committee chair, were increased effective September 1, 2006 from $1,000 to $2,000.

(2)	Meeting fees for the Committee chairs, with the exception of the Audit Committee chair, were increased effective September 1, 2006 from $1,500 to $2,000.

(3)	The option grant to the Chairman of the Board on September 1, 2006 was for the number of shares having an economic value of $85,000 based on the closing price of the Company’s Common Stock on September 1, 2006, which was $45.98 per share. The option grant to the other non-employee Directors on September 1, 2006 was for the number of shares having an economic value of $75,000 based on the closing price of the Company’s Common Stock on September 1, 2006, which was $45.98 per share. The economic value in each case was converted into the number of shares issuable upon exercise of the option in the manner described in “Compensation Disclosure and Analysis — Long Term Incentive Plan.”

Cash Compensation

As of September 1, 2006, meeting fees for the Committee Chairs, with the exception of the Audit Committee Chair, for attendance at meetings held in connection with a Board meeting or teleconference increased from $1,000 to $2,000. Meeting fees for the Committee Chairs, with the exception of the Audit Committee Chair, for attendance at meetings not held in connection with a Board meeting increased from $1,500 to $2,000. Meeting fees payable to the Audit Committee Chair for attendance at any meeting or by teleconference remained unchanged at $2,500. Fees for attendance at 2006 Board meetings remained unchanged at $4,000. Fees for each Board meeting held by teleconference remained unchanged at $1,000. Members of Committees not serving as the Chair of their respective Committees continued to be paid $500 for each Committee meeting held in connection with a Board meeting or by teleconference and $1,000 for any other Committee meeting. The annual retainer for Board Members remained unchanged at $60,000. Board members also were reimbursed for reasonable travel and other business expenses incurred in connection with their attendance at Board and Committee meetings and other Company-requested functions and their performance of other responsibilities as Directors of the Company. On December 12, 2006 the Board approved a Travel and Expense Policy for directors with an effective date of December 13, 2006.

Deferred Compensation

Pursuant to the United Stationers Inc. Non-employee Directors’ Deferred Stock Compensation Plan (the “Directors’ Deferred Compensation Plan”), non-employee Directors may defer receipt of fifty percent or more of their retainer and meeting fees. Deferred fees are credited quarterly to each participating Director in the form of stock units, based on the fair market value of the Company’s Common Stock on the quarterly deferral date. Deferred stock unit accounts are eligible for additional dividend equivalent credits, if we declare and pay any dividends on the Company’s Common Stock during the relevant period.

Each stock unit account generally is distributed and settled in whole shares of the Company’s Common Stock on a one-for-one basis, with a cash-out of any fractional stock unit interests, after the participant ceases to serve as a Company Director. Participants in the Directors’ Deferred Compensation Plan may elect to receive settlement of their stock unit accounts either by delivery of the aggregate whole shares in their respective accounts after the cessation of their service as Directors or in substantially equal installments over a period of not more than five years thereafter. If a participating Director dies before the distribution of his or her entire stock unit account, the balance remaining in the account becomes payable in cash in a lump sum to the Director’s designated beneficiary.

Equity Compensation

As a result of the 2006 review, the Company’s Board of Directors approved the grant to each non-employee Director of a non-qualified stock option to purchase shares of the Company’s Common Stock. Each non-employee Director other than the Chairman of the Board received an option to purchase 4,893 shares of the Company’s Common Stock in 2006. In consideration of his additional responsibilities as the lead independent director, the Chairman of the Board received an option to purchase 5,545 shares of the Company’s Common Stock. All options had an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant, and vest in equal or substantially equal annual installments over a three-year period and have a ten-year term. The Company expects to make similar grants to its non-employee Directors on an annual basis.

EQUITY COMPENSATION PLAN INFORMATION

Overview

The following table provides information about the Company’s Common Stock that may be issued upon the exercise of stock options and the settlement of stock units outstanding under the Company’s equity compensation plans as of December 31, 2006.

	Number of	Weighted	Number of Securities
	Securities to be	Average	Remaining Available for
	Issued upon	Exercise Price of	Future Issuance under
	Exercise of	Outstanding	Equity Compensation
	Outstanding	Options,	Plans (Excluding
	Options, Warrants	Warrants and	Securities Reflected in
	and Rights	Rights	Column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders:
Amended 2004 Long-Term Incentive Plan(1)	2,090,954	$44.91	2,691,386	(1)
2000 Management Equity Plan(1)	1,057,376	$31.66	—	(1)
1992 Management Equity Plan(1)	482,719	$30.92	—	(1)
Nonemployee Directors’ Deferred Compensation Plan	34,749	—	44,748
Equity compensation plans not approved by security holders	—	—	—
Total	3,665,798	$39.19	2,736,134

(1)	In May 2006, the Company’s stockholders approved an amendment to the 2004 Long-Term Incentive Plan (the Amended 2004 Long-Term Incentive Plan). The amendment increased the maximum number of shares available for issuance from 2,275,000 to 4,625,000 and provided that the following shares may not again be made available for issuance as awards: (i) shares not issued or delivered as a result of the net settlement of an outstanding stock appreciation right, (ii) shares used to pay the exercise price or withholding taxes related to an outstanding award, or (iii) shares repurchased on the open market with the proceeds of the option exercise price. Also, in accordance with the LTIP, no future awards will be made under the 2000 Management Equity Plan or the 1992 Management Equity Plan.

Directors Grant Plan

The Directors Grant Plan, adopted by the Board in 2001, permitted the discretionary award of up to 4,000 deferred stock units per year to each non-employee Director of the Company, up to the 250,000 total share maximum previously established with respect to the plan. As of December 31, 2006, all awards under the Directors Grant Plan had been settled and no awards are outstanding. The Directors Grant Plan was terminated on October 10, 2006.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of the Human Resources Committee of our Board of Directors. In addition, none of our executive officers serves as a member of the compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Security Ownership of Certain Beneficial Owners

The following table sets forth information as of the dates indicated with respect to the beneficial ownership of Common Stock by each person or group who is known by the Company to own beneficially more than five percent of its outstanding Common Stock.

	Number of Shares
	of Common Stock
Name and Address of Beneficial Owner	Beneficially Owned	Percent of Class

Farallon Partners, L.L.C. and various affiliated entities(1)	2,734,889	9.23%
227 West Trade Street, Suite 2140 Charlotte, NC 28202
Neuberger Berman Inc. and various affiliated entities(2)	2,473,060	8.35%
605 Third Avenue, 41st Floor New York, New York 10158
Barclays Global Investors, NA, and various affiliated entities(3)	2,396,118	8.09%
45 Fremont Street San Francisco, California 94105
Wellington Management Company, LLP(4)	1,726,418	5.83%
75 State Street Boston, Massachusetts 02108

(1)	This is based on information provided by Farallon Capital Management, L.L.C. (“FCM”) on March 23, 2007, reporting the shares of the Company’s Common Stock that may be deemed to be beneficially owned by Farallon Partners, L.L.C. and various affiliated persons and entities. FCM reported that the shares listed above are beneficially owned by the following partnerships (collectively, the “Farallon Partnerships”):

Number of
Common Shares
Beneficial Owner	Beneficially Owned

Farallon Capital Partners, L.P.*	548,480
Farallon Capital Institutional Partners, L.P.*	466,780
Farallon Capital Institutional Partners II, L.P.*	50,970
Farallon Capital Institutional Partners III, L.P.*	53,310
Tinicum Partners, L.P.*	21,810
Farallon Capital Offshore Investors II, L.P.*	447,710
Noonday Capital Partners, L.L.C.*	37,400
Farallon Capital Offshore Investors, Inc. *	1,007,429
Noonday Offshore, Inc. *	101,000

*FCM provided the following details concerning the beneficial ownership reported above:

As the general partner of each of the Farallon Partnerships, and as the managing member of Noonday Capital Partners, L.L.C. (the “Noonday LLC”), Farallon Partners, L.L.C. (“FPLLC”) may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially the shares held by the Farallon Partnerships and the Noonday LLC. As the manager of Farallon Capital Offshore Investors, Inc. and Noonday Offshore, Inc. (“the Managed Account(s)”), FCM may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially the shares held by the Managed Account(s). As the managing members of FPLLC and FCM, each of Chun R. Ding, William F. Duhamel, Richard B. Fried, Monica R. Landry, Douglas M. MacMahon, William F. Mellin, Stephen L. Millham, Jason E. Moment, Rajiv A. Patel, Derek C. Schrier, and Mark C. Wehrly (together, the “Farallon Managing Members”), and as senior managing member of FPLLC and FCM, Thomas F. Steyer (the “Farallon Senior Managing Member”) may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially the shares held by the Farallon Partnerships, the Noonday LLC and the Managed Account(s). As investment sub-advisers to FPLLC and FCM, each of Noonday G.P. (U.S.), L.L.C. (the “First Noonday Sub-adviser”) and Noonday Asset Management, L.P. (the “Second Noonday Sub-adviser”) may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially the shares held by the Farallon Partnerships, the Noonday LLC and the Managed Account(s). Noonday Capital, L.L.C. (the “Noonday General Partner”), as the general partner of the Second Noonday Sub-adviser, may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially the shares held by the Farallon Partnerships, the Noonday LLC and the Managed Account(s). As the managing member of the First Noonday Sub-adviser and the Noonday General Partner, David I. Cohen and Saurabh K. Mittal (together, the “Noonday Managing Members”) may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially the shares held by the Farallon Partnerships, the Noonday LLC and the Managed Account(s). Each of FPLLC, FCM, the First Noonday Sub-adviser, the Second Noonday Sub-adviser, the Noonday General Partner, the Farallon Managing Members, the Farallon Senior Managing Member and the Noonday Managing Members disclaim any beneficial ownership of such shares. All of the above-mentioned entities and persons disclaim group attribution.

(2)	This information is based on a Schedule 13G amendment filed with the SEC on February 13, 2007, reporting the shares of the Company’s Common Stock that may be deemed to be beneficially owned, as of December 31, 2006, by Neuberger Berman Inc. (“Neuberger”) and various affiliated entities. Of the shares set forth above, Neuberger reported shared dispositive power with respect to 2,473,060 shares, sole voting power with respect to 59,821 shares and shared voting power with respect to 2,054,728 shares. Neuberger Berman, LLC (“Neuberger LLC”) and Neuberger Berman Management, Inc. (“Neuberger Management”) serve as sub-adviser and investment manager, respectively, of Neuberger’s various investment funds. As such, Neuberger LLC has sole voting power with respect to 59,821 shares, shared voting power with respect to 2,054,728 and shared dispositive power with respect to 2,473,060 shares. Neuberger Management has shared voting and shared dispositive power with respect to 2,054,728 shares. Neuberger Berman Equity Funds has shared voting power and shared dispositive power with respect to 2,029,828 shares. The remaining balance of the 2,473,060 shares as to which Neuberger reported shared dispositive power are held by individual client accounts under Neuberger’s management as a registered investment adviser. Neuberger disclaims any economic interest in such shares, as Neuberger’s clients are the actual owners of the shares and have the sole right to receive and the power to direct the receipt of dividends or proceeds from the sale of such shares. Neuberger is the parent holding company that owns 100% of Neuberger LLC and Neuberger Management.

(3)	This information is based on a Schedule 13G filed with the SEC on January 13, 2007, reporting the shares of the Company’s Common Stock that may be deemed to be beneficially owned, as of December 31, 2006, by Barclays Global Investors, NA (“Barclays Investors”), Barclays Global Fund Advisors (“Barclays Advisors”) and Barclays Global Investors, Ltd (“Barclays Ltd”) Of the 2,396,118 shares reported as beneficially owned, on a combined basis, Barclays Investors, Barclays Advisors and Barclays Ltd had sole voting power with respect to an aggregate of 2,322,310 shares and sole dispositive power with respect to all 2,396,118 shares. Such shares were reported as held by such entities in trust accounts for the economic benefit of the account beneficiaries.

(4)	This information is based on a Schedule 13G filed with the SEC on February 14, 2007, reporting the shares of the Company’s Common Stock that Wellington Management Company, LLP (“WMC”) may be deemed to beneficially own, as of December 31, 2006, in its capacity as investment adviser. WMC reported that it may be deemed to have beneficial ownership of 1,726,418 shares. WMC has shared voting power with respect to 1,513,273 shares and shared dispositive power with respect to 1,709,218 beneficially owned shares. All such shares were reported to be owned of record by individual clients which have the sole right to receive and the power to direct the receipt of dividends or proceeds from the sale of such shares.

Security Ownership of Management

To the Company’s knowledge, the following table reflects the beneficial ownership of the Company’s Common Stock as of March 12, 2007 by each Company Director, each named executive officer and all of the Company’s Directors and executive officers as a group. Unless otherwise indicated, each beneficial owner listed in the table holds sole voting and investment power over the shares listed as beneficially owned by him or her.

	Number of Shares of
	Common Stock
Name of Beneficial Owner	Beneficially Owned(1)		Percent of Class

Charles K. Crovitz	1,609		*
Daniel J. Good	86,366	(3)	*
Ilene S. Gordon	27,530	(2)(4)(5)	*
Roy W. Haley	49,642	(2)	*
Frederick B. Hegi, Jr.	608,907	(2)(4)(6)	2.06%
Benson P. Shapiro	19,642	(2)(4)	*
John J. Zillmer	4,942		*
Richard W. Gochnauer	425,605	(7)	1.44%
Kathleen S. Dvorak	11,044		*
P. Cody Phipps	126,444		*
Eric A. Blanchard	5,646		*
Patrick T. Collins	39,772		*
All current Directors and Executive Officers as a Group (22 persons)	1,592,475		5.3%

*	Represents less than 1%

(1)	In accordance with applicable SEC beneficial ownership rules, includes shares of the Company’s Common Stock that may be acquired within 60 days after March 12, 2007 through the exercise of stock options outstanding as of such date, as follows: Mr. Crovitz, 1,609 shares; Mr. Good, 22,442 shares; Ms. Gordon, 16,442 shares; Mr. Haley, 46,442 shares; Mr. Hegi, 49,324 shares; Dr. Shapiro,

16,442 shares; Mr. Zillmer, 4,942 shares; Mr. Gochnauer, 401,902 shares; Mr. Phipps, 122,094 shares; Mr. Blanchard, 5,646 shares; Mr. Collins, 39,772 shares; and all current Directors and executive officers as a group, 917,597 shares.

(2)	Includes shares of the Company’s Common Stock issued in May 2006 in settlement of fully vested deferred stock units, as follows: Ms. Gordon, 1,100 shares; Mr. Haley, 3,200 shares; Mr. Hegi, 4,000 shares; and Dr. Shapiro, 3,200 shares.

(3)	Includes 34,798 shares owned by Good Capital Co., Inc. (“Good Capital”). Mr. Good is Chairman and a controlling stockholder of Good Capital and, accordingly, may be deemed to share voting and dispositive power and therefore beneficially own such shares. Mr. Good disclaims beneficial ownership of the shares owned by Good Capital except to the extent of his beneficial interest therein. Also includes 29,126 shares held of record by Mr. Good.

(4)	Includes shares issuable shortly after the participant’s cessation of service as a Director on a one-for-one basis in satisfaction of fully vested deferred stock units credited under the Directors’ Deferred Compensation Plan, as follows: Ms. Gordon, 8,988 shares and Mr. Hegi, 13,102 shares. Does not include the 12,659 shares issuable in settlement of fully vested deferred stock units credited to Dr. Shapiro under the same plan, as he has elected to defer receipt of such shares over a two-year period following termination of his service as a Director.

(5)	In addition to the shares referenced in Notes 1, 2 and 4, includes 1,000 shares with respect to which Ms. Gordon may be deemed to have shared voting and dispositive power with her spouse.

(6)	In addition to the shares referenced in Notes 1, 2 and 4, includes (i) 318,358 shares held of record by Mr. Hegi; (ii) 42,312 shares held of record by a family company of which he is managing partner; (iii) 2,500 shares held in the Hegi Family Foundation; and (iv) 179,311 shares held in trust for his benefit and for which he serves as trustee.

(7)	In addition to the shares referenced in Note 1, includes 23,703 shares held of record by Mr. Gochnauer.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s Directors and executive officers and persons who own more than 10% of the Company’s Common Stock to file with the SEC reports of holdings and transactions in the Company’s Common Stock. Based on its review of such reports furnished to the Company and on written representations from the Company’s Directors and executive officers, the Company believes that disclosure is required hereunder for the following late filing of 2006 Section 16(a) reports.

		Number of Transactions Not	Number of Failures to File
Director	Number of Late Reports	Reported on a Timely Basis	Required Form
Benson P. Shapiro	1	1	0

REPORT OF THE AUDIT COMMITTEE

The Audit Committee

The Audit Committee of the Company’s Board of Directors consists of the three non-employee Directors named below. Each member of the Audit Committee is independent, as defined by the current NASDAQ listing standards and Rule 10A-3 of the Exchange Act. No member of the Audit Committee received any compensation from the Company during 2006 other than for services as a member of the Board or one or more of its Committees.

The Board of Directors has determined that all Audit Committee members are financially literate and at least one member has financial management expertise, in accordance with NASDAQ listing standards. In addition, the Board of Directors has determined that Roy W. Haley qualifies as an “audit committee financial expert” within the meaning of applicable SEC regulations.

Audit Committee Charter and Responsibilities

The Audit Committee operates under and regularly reviews a written charter originally adopted by the Board of Directors in February 2000 and most recently amended as of July 26, 2005. The Audit Committee charter may be found under “Corporate Governance” as part of the “Investor Information” section available through the Company’s website at http://www.unitedstationers.com.

The Audit Committee assists the Company’s Board of Directors in fulfilling its responsibilities for oversight of: (1) the integrity of the Company’s financial statements; (2) the soundness of the Company’s internal control systems; (3) assessment of the independence, qualifications and performance of the Company’s independent registered public accountants; (4) performance of the internal audit function; and (5) the Company’s legal, regulatory and ethical compliance programs.

The Company’s management has primary responsibility for preparing the Company’s financial statements and for establishing and maintaining its financial reporting processes and internal controls. The Company’s independent registered public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and expressing an opinion on the conformity of such financial statements with U.S. generally accepted accounting principles. In addition, the Company’s independent registered public accountants are responsible for auditing and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting as well as management’s assessment of the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the PCAOB.

The Audit Committee has the sole authority to select, appoint and, if appropriate, terminate the engagement of the independent registered public accountants. As described under “Proposal 2: Ratification of the Selection of Independent Registered Public Accountants — Audit Committee Pre-Approval Policy,” the Audit Committee adopted guidelines requiring review and pre-approval by the Audit Committee of all audit and permitted non-audit services performed for the Company by its independent registered public accountants.

Audit Committee Report

In this context, the Audit Committee reports as follows with respect to the Company’s audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting for the year ended December 31, 2006:

The Audit Committee has reviewed and discussed the Company’s audited financial statements, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, the independent registered public accountants’ evaluation of the Company’s internal control over financial reporting and the related reports of the independent registered public accountants with the Company’s management, its chief internal auditor and its independent registered public accountants, with and without management present.

The Audit Committee has discussed with the independent registered public accountants matters relating to the independent registered public accountants’ judgment about the quality, as well as the acceptability, of the Company’s accounting principles as applied in its financial reporting, the reasonableness of significant judgments and the clarity of financial statement disclosures, as required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

The Audit Committee has discussed with the independent registered public accountants their independence from the Company and its management, as well as the matters in the written disclosures received from them in accordance with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has received a letter from the Company’s independent registered public accountants confirming their independence and has discussed the letter with them. In addition, the Audit Committee has considered the non-audit services provided by the independent registered public accountants and discussed with the independent registered public accountants’ their independence.

The Audit Committee has reviewed with the independent registered public accountants and internal auditors their respective audit plans, audit scope and identification of audit risks. It has discussed the internal audit function’s organization, responsibilities and activities with the Company’s management, its internal auditors and the independent registered public accountants. The Audit Committee periodically met with both the internal auditors and the independent registered public accountants, with and without management present, to discuss the results of their respective evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. It also met periodically to discuss such matters in executive session.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board subsequently approved the recommendation) that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.

Members of the Audit Committee:
Roy W. Haley, Chair
Daniel J. Good
John J. Zillmer

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No relationships and/or related party transactions have been identified for disclosure.

The Company has processes to identify and review related party transactions. The Company annually conducts a comprehensive questionnaire including certification by all Directors and Officers regarding compensatory arrangements, beneficial security ownership, and related party transactions.

The information set forth under the caption “Governance and Board Matters — Director Independence” is incorporated herein by reference.

PROPOSAL 2: RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

General

The Company has selected Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accountants in 2007, as it has done since 1995. Although action by the stockholders in this matter is not required, the Audit Committee believes that it is appropriate to seek stockholder ratification of this appointment in light of the critical role played by independent registered public accountants in maintaining the integrity of Company financial controls and reporting. Representatives of E&Y are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement, should they choose to do so.

The following proposal will be presented for action at the Annual Meeting by direction of the Board of Directors:

RESOLVED, that action by the Audit Committee appointing Ernst & Young LLP as the Company’s independent registered public accountants to conduct the annual audit of the financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2007 is hereby ratified, confirmed and approved.

THE COMPANY’S BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

Fee Information

General.  The following table presents information with respect to fees incurred for the indicated professional services rendered by E&Y during each of the last two years (dollars in thousands).

Type of Fees	2006	2005

Audit Fees	$1,459	$1,393
Audit-Related Fees	100	359
Tax Fees	95	73
All Other Fees	—	—

Total	$1,654	$1,825

Audit Fees.  “Audit Fees” included fees for professional services rendered for the 2006 and 2005 audits of the consolidated financial statements of the Company included in the Company’s Annual Reports on Form 10-K, reviews of the quarterly consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, statutory audits, regulatory filings or engagements and accounting consultations on matters related to the annual audits or interim reviews. Audit fees for 2006 and 2005 also included the audit of management’s report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006 and 2005, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees.  “Audit-Related Fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. For 2006 and 2005, these fees included employee benefit plan audits, accounting consultations and audit services regarding the Company’s receivables securitization program. The reduction in audit-related fees is due primarily to acquisition-related due diligence services performed in 2005 related to an acquisition.

Tax Fees.  “Tax Fees” are fees for professional services performed by E&Y with respect to tax compliance, tax advice and tax planning. For 2006 and 2005, the fees were primarily related to transfer pricing studies.

All Other Fees.  “All Other Fees” are fees for any services not included in the first three categories.

Audit Committee Pre-Approval Policy

Under applicable SEC rules, the Audit Committee is required to pre-approve audit and non-audit services performed by the independent registered public accountants, subject to certain de minimis exceptions and prohibitions against the provision of certain types of non-audit services. These SEC rules are designed to assure that the provision of services by the independent registered public accountants does not impair its independence from the Company.

Consistent with applicable SEC rules, the Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy (the “Pre-Approval Policy”). The Pre-Approval Policy sets forth the procedures and conditions pursuant to which the Audit Committee may pre-approve audit and permissible non-audit services proposed to be performed by the independent registered public accountants.

Pursuant to the Pre-Approval Policy, the Audit Committee will consider annually and, if appropriate, approve the provision of all audit services to the Company by the independent registered public accountants. Any changes to any previously approved audit services, terms or fees require the further specific pre-approval of the Audit Committee.

Under the Pre-Approval Policy, the Audit Committee also will consider and, if appropriate, pre-approve the provision by the independent registered public accountants of permitted audit-related, tax or other non-audit services. The term of any such pre-approval is twelve months from the date of pre-approval, unless the Audit Committee provides for a different period or earlier terminates such services. Any such pre-approval will be subject to a dollar limit specified by the Audit Committee. The Audit Committee periodically reviews, and from time to time may revise the list of, general pre-approved services. Any proposed new services, and any previously approved services anticipated to exceed the respective fee limits previously established for such services, must be separately approved.

The Pre-Approval Policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority for permitted non-audit services. The member to whom such authority is delegated must report any pre-approval decisions, for informational purposes, to the Audit Committee at its next regularly scheduled meeting.

The Company’s Vice President, Controller and Chief Accounting Officer monitors the performance of all services provided by the independent registered public accountants for compliance with the Pre-Approval Policy. The Audit Committee periodically reviews reports summarizing all services and related fees and expenses being provided to the Company by the independent registered public accountants.

STOCKHOLDER PROPOSALS

Deadline for Inclusion in Proxy Statement

Any proposal that a stockholder wants the Company to consider including in its Proxy Statement and form of proxy relating to the Company’s 2008 Annual Meeting of Stockholders must be received by the Secretary of the Company, c/o United Stationers Inc., One Parkway North Boulevard, Suite 100, Deerfield, Illinois 60015, not later than December 6, 2007 and must otherwise satisfy the requirements of applicable SEC rules.

Deadline for Notice of Other Stockholder Proposals/Director Nominations

Any stockholder proposal that the stockholder does not want the Company to consider including in its proxy statement for an annual meeting of stockholders, but does intend to introduce at the meeting, as well as any proposed stockholder nomination for the election of directors at an annual meeting, must comply with the advance notice procedures set forth in the Company’s current Restated Certificate of Incorporation in order to be properly brought before that annual meeting. To comply with those procedures, a director nomination can be submitted only by a stockholder entitled to vote in the election of directors generally and written notice of such a stockholder’s intent to make such nomination at the Company’s 2008 Annual Meeting must be given to the Company’s Secretary at the address in the preceding paragraph not later than February 9, 2008. Our Restated Certificate of Incorporation also includes advance notice requirements applicable to special meetings of stockholders. Any other stockholder proposals must be submitted in writing to the Secretary of the Company at the address given in the prior paragraph not later than the close of business on the tenth day after notice of the Company’s 2008 Annual Meeting of Stockholders is first given to stockholders.

In addition to these timing requirements, the Company’s Restated Certificate of Incorporation also prescribes informational content requirements for director nominations and other proposals by stockholders. See “Governance and Board Matters — Consideration of Director Nominees” above for more information about the informational content requirements for stockholder notices relating to intended director nominations. Any other stockholder proposal notice generally must set forth a brief description of the matter proposed to be brought before the annual meeting, the name and address of the stockholder making the proposal, the number of shares beneficially owned by the stockholder and any material interest of the stockholder in such proposed matter.

OTHER BUSINESS

The Company does not know of any other matters to be presented or acted upon by stockholders at the Annual Meeting. If any matter is presented at the meeting on which a vote may properly be taken, the persons named as proxies in the accompanying proxy card will vote the shares they represent in accordance with their judgment as to the best interests of the Company.

Your vote is important. Please complete, sign and date the accompanying proxy card with your voting instructions and return it in the enclosed postage-prepaid envelope or, if you wish, submit your proxy with voting instructions by telephone or through the Internet by following the instructions on the proxy card.

By Order of the Board of Directors,

Eric A. Blanchard
Secretary

c/o National City Bank Shareholder Services Operations Locator 5352 P.O.Box 94509 Cleveland, OH 44101-4509

Vote by Telephone

Have your proxy card available when you call the toll-free number 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.

Vote by Internet

Have your proxy card available when you access the website http://www.cesvote.com and follow the simple instructions to record your vote.

Vote by Mail

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: National City Bank, P.O. Box 535300, Pittsburgh, PA 15253.
Vote by telephone or Internet 24 hours a day, 7 days a week

Vote by Telephone
Call toll-free using a
touch-tone telephone:
1-888-693-8683

Vote by Internet
Access the website and
cast your vote:
http://www.cesvote.com

Vote by Mail
Return your proxy
in the postage-paid
envelope provided

Your telephone or Internet vote must be received by 11:59 p.m. Eastern Time on May 8, 2007 to be counted in the final tabulation.
See below for special deadline for Employee Stock Purchase Plan shares.
If you vote by telephone or Internet, please do not send your proxy card by mail.

è
Proxy must be signed and dated below.
ê Please fold and detach card at perforation before mailing.ê

United Stationers Inc.	Proxy / Voting Instruction Card

The undersigned hereby appoints FREDERICK B. HEGI, JR., DANIEL J. GOOD, AND RICHARD W. GOCHNAUER, or any of them, as proxies, with full power of substitution and with all the powers the undersigned would possess if present, to vote all the shares of common stock of UNITED STATIONERS INC. (the “Company”) which the undersigned is entitled to vote, on all matters that may properly come before the Annual Meeting of Stockholders to be held at the Company’s offices located at One Parkway North Boulevard, Deerfield, Illinois on Wednesday, May 9, 2007, at 2:00 p.m., Central Time, and at any adjournment thereof. This card also serves as voting instructions to Computershare Trust Company, as Plan Agent of the United Stationers Inc. Employee Stock Purchase Plan. The Plan Agent will vote the shares of the Company’s common stock allocated to the undersigned’s account at the Annual Meeting of Stockholders as directed by the undersigned on the reverse side. Your vote must be received by 11:59 p.m., Eastern Time, on May 6, 2007, to ensure that your Employee Stock Purchase Plan shares are voted at the meeting.

Signature

Signature (if jointly held)

Date:	, 2007

Please date and sign exactly as your name appears to the left. Joint owners should all sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give full title as such.

PLEASE VOTE BY TELEPHONE OR INTERNET OR SIGN, DATE, AND RETURN THIS PROXY CARD AS SOON AS POSSIBLE.

Your vote is important!
If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope so your shares may be represented at the Annual Meeting.
ê Please fold and detach card at perforation before mailing. ê

United Stationers Inc.	Proxy / Voting Instruction Card

This Proxy is solicited on behalf of the Board of Directors of United Stationers Inc.
This proxy will be voted as directed by the undersigned. If no direction is given, this proxy will be voted FOR the two proposals listed below. In their discretion, the proxies may vote upon any other business that properly comes before the meeting.
The Board of Directors recommends a vote FOR the following proposals:
1.	Election of two directors to serve for a three-year term expiring in 2010.

Nominees: (1) Roy W. Haley (2) Benson P. Shapiro
❑ FOR both listed director nominees ❑ WITHHOLD AUTHORITY to vote for both listed director nominees

To withhold authority to vote for any nominee, write the nominee’s name on the line below:
2.	Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2007.

❑ FOR ❑ AGAINST ❑ ABSTAIN

❑ MARK HERE IF YOU PLAN TO ATTEND THE MEETING.
CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.